Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

BALD EAGLE FUNDING LLC,

as Borrower,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

CITIBANK, N.A.,

as Collateral Agent

CITIBANK, N.A.,

as Collateral Custodian

and

VIRTUS GROUP, LP,

as Collateral Administrator

Dated March 9, 2026

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-iii-

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ANNEXES

A	Advance Rates
B	Eligibility and Portfolio Criteria

SCHEDULES

2.01	Commitments and Applicable Percentages
2.08	[Reserved]
5.07	Certain Contractual Obligations
5.14	Identification Information of Borrower
7.06	Closing Date Collateral Assets
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B-1	Form of Assignment and Assumption
B-2	Form of Joinder Agreement
B-3	Form of Administrative Questionnaire
C	Form of Compliance Certificate
D	Form of U.S. Tax Compliance Certificates
E-1	[Reserved]
E-2	[Reserved]
F	Form of Note
G	[Reserved]
H	Form of Notice of Loan Prepayment
I-1	Form of Request for Release and Receipt (For Servicing and Liquidation)
I-2	Form of Request for Release and Receipt (Liquidated Collateral Assets and Optional Sales)

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of March 9, 2026, among BALD EAGLE FUNDING LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), CITIBANK, N.A., not in its individual capacity but solely in its capacity as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”), CITIBANK, N.A., not in its individual capacity but solely in its capacity as Collateral Custodian (in such capacity, together with its successors and assigns, the “Collateral Custodian”) and VIRTUS GROUP, LP, not in its individual capacity but solely in its capacity as Collateral Administrator (in such capacity, together with its successors and assigns, the “Collateral Administrator”).

The Borrower has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means any of the Pass-Through Collection Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Custody Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Securities Intermediary for convenience in administering such accounts.

“Account Control Agreement” means the securities account control agreement by and among, the Borrower, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.

“Adjusted Principal Balance” means, with respect to any Eligible Collateral Asset as of any date of determination, (a) that is a Caa/CCC Asset in excess of the CCC/NR MTM Cap, zero and (b) any other Eligible Collateral Asset, subject to the occurrence of any Collateral Asset Trigger Event as described in Section 1.11, its Initial Value.

“Administrative Agent” has the meaning specified in the Preamble.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Expenses” means all amounts (including indemnification payments) due or accrued and payable by the Borrower to (a) first, pro rata to the Collateral Agent, the Collateral Custodian, the Collateral Administrator and the Securities Intermediary, including any accrued and unpaid Collateral Agent and Collateral Administrator Fees and Expenses and (b) second, any third party service provider to the Borrower (other than the Collateral Manager) or the Collateral Manager, including accountants, agents and counsel of any of the foregoing for fees and expenses.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit B-3 or any other form approved by the Administrative Agent.

“Advance Rate” means a percentage applicable to each Collateral Asset as specified in Annex A under the caption “Advance Rate”.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning specified in Section 3.04(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that except for purposes of Section 5.29 and the Eligibility Criteria, “Affiliate” of the Borrower, the Borrower Parent or the Collateral Manager shall not include any Person Controlled by, or under common Control with, the Borrower, the Borrower Parent or the Collateral Manager as a result of being Controlled by, or under common Control with, a common Financial Sponsor.

“Agent Fee Letter” means the letter agreement, dated as of even date herewith, between the Borrower and the Administrative Agent.

“Agent Fees” has the meaning specified in Section 2.07(c)(i).

“Aggregate Adjusted Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Adjusted Principal Balances for such Eligible Collateral Assets.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Principal Balances for such Eligible Collateral Assets.

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount” means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Loan Amount” means, on any date of determination, the excess of the Aggregate Unfunded Exposure Amount over the Aggregate Unfunded Exposure Equity Amount.

“Agreement” has the meaning specified in the Preamble.

“Amount Available” means, with respect to any Payment Date, the sum of (a) the amount of Collections with respect to the related Interest Period, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Payment Date (or since the Closing Date in the case of the first Payment Date), minus (c) any Principal Collections designated for the purchase of Eligible Collateral Assets pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

“Applicable Accounting Standard” means (a) with respect to any Person organized in the United States (or any State thereof), GAAP and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS.

“Applicable Authority” means with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR, acting in such capacity.

“Applicable Law” means, as to any Person, all Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender’s status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means a per annum rate equal to 1.35%.

“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Bank of America, The Bank of Montreal, The Bank of Nova Scotia, Barclays Bank plc, BNP Paribas S.A., Citibank, N.A., Citizens Bank, N.A., Deutsche Bank AG, Goldman Sachs & Co., HSBC Bank USA, Jefferies & Co., JP Morgan Securities LLC, Lloyds Bank PLC, Morgan Stanley & Co., Nomura Corporate Funding Americas, LLC, Société Générale, The Royal Bank of Canada, The Royal Bank of Scotland, Santander Bank, N.A., UBS AG, Wells Fargo Bank, National Association or any other independent, internationally recognized third-party dealer reasonably acceptable to the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means a Person that owns and invests on a discretionary basis $25,000,000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person.

“Arranger” means Bank of America, an affiliate of BofA Securities, Inc., in its capacity as sole lead arranger and sole book manager.

“Assigned Value Percentage” means, with respect to any Collateral Asset as of any date of determination, the amount (expressed as a percentage) equal to the Adjusted Principal Balance of such Collateral Asset divided by the Principal Balance of such Collateral Asset on such date; provided that, solely for the purpose of this definition of “Assigned Value Percentage”, the Principal Balance of any Collateral Asset that is a Delayed Draw Asset shall be deemed increased by the Unfunded Exposure Amount thereof and each reference to “Principal Balance” in any applicable component of the calculation of Adjusted Principal Balance shall be construed similarly (and with “cash proceeds” in the definition of Current Market Price to be based on an assumed fully funded Principal Balance solely for the purpose of this definition of Assigned Value Percentage).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and each Lender’s commitment has been terminated pursuant to Section 9.02 or (B) the date that is five (5) Business Days prior to the Maturity Date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loan” means any commercial loan. A participation in any loan will not be a Bank Loan; provided that Closing Date Participation Interests will be Bank Loans to the same extent as the underlying loan.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code of the United States” means Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day, (c) the Secured Overnight Financing Rate published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source) (this clause (c), the “SOFR Component”) and (d) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. For the avoidance of doubt, each Base Rate Loan shall be denominated in Dollars.

“Beneficial Ownership Certification” means, for a “legal entity customer” (as such term is defined in the Beneficial Ownership Regulation), a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” has the meaning specified in Section 11.23(c)(i).

“Borrower” has the meaning specified in the Preamble.

“Borrower Materials” has the meaning specified in Section 11.02(c).

“Borrower Parent” means Apollo Debt Solutions BDC, a Delaware statutory trust.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, on any date of determination, the least of:

(a) (i) the Aggregate Commitments minus (ii) the Aggregate Unfunded Exposure Amount plus (iii) the amount on deposit in the Unfunded Exposure Account (such amount not to exceed the Aggregate Unfunded Exposure Amount);

(b) (i) the aggregate of amounts determined with respect to each Eligible Collateral Asset equal to (x)(1) the Adjusted Principal Balance of such Eligible Collateral Asset minus (2) the Excess Concentration Amount attributable to such Eligible Collateral Asset times (y) the Advance Rate applicable to such Eligible Collateral Asset plus (ii) the par value of all Cash and Cash Equivalents owned by the Borrower as of such date and credited to the Principal Collection Account minus (iii) the Aggregate Unfunded Exposure Equity Amount as of such date plus (iv) amounts on deposit in the Unfunded Exposure Account; and

(c) (i) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus (ii) the par value of all Cash and Cash Equivalents owned by the Borrower as of such date and credited to the Principal Collection Account minus (iii) the Excess Concentration Amount minus (iv) without duplication of amounts included in clause (iii), the Minimum Required Equity Amount.

“Borrowing Base Deficiency” means any time that either (a) the Total Outstandings at such time exceed an amount equal to the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.

“Borrowing Base Deficiency Amount” means, with respect to any Borrowing Base Deficiency, the amount by which, as applicable, (a) the Total Outstandings exceed the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, the state where the Administrative Agent’s Office is located (which is initially North Carolina) or the state where the Corporate Trust Office of the Collateral Agent or the Collateral Custodian is located.

“Caa/CCC Asset” means any Collateral Asset that (A) has an S&P Rating below “B-” or a Moody’s Rating below “B3” (or, in each case, had such rating before such rating was withdrawn) or (B) is unrated by both of Moody’s and S&P.

“Cash” means any funds denominated in Dollars as at the time shall be legal tender for payment of all public and private debts.

“Cash Equivalents” means any Dollar-denominated investment that, at the time it is delivered to the Collateral Agent (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Agent or an Affiliate of the Collateral Agent provides services and receives compensation therefor:

(a) (x) direct obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Agent, the Securities Intermediary or any Affiliate) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;

(c) commercial paper or other short-term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (c) will not include extendible commercial paper or asset backed commercial paper; and

(d) money market funds that have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;

provided that Cash and Cash Equivalents shall not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Collateral Manager, (ii) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “r,” “t” or “sf” (iii) any security that is subject to an Offer, (iv) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (v) any security secured by real property. The Collateral Custodian shall have no obligation to determine or oversee compliance with the foregoing.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in the Borrower’s Organization Documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

“CCC/NR MTM Cap” means, as it relates to Caa/CCC Assets, a number equal to 15% of the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets.

“CCC/NR MTM Threshold” means, as it relates to Caa/CCC Assets, a number equal to 10% of the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets.

“Change in Control” means the occurrence of any of the following: (a) Apollo Credit Management, LLC (or any Affiliate thereof) shall cease to be the investment adviser to, and otherwise control the investment management and investment policies of, the Borrower Parent, (b) the Borrower Parent (or any Affiliate thereof) shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower or (c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower or the Borrower Parent; provided that, subject to prior delivery to the Administrative Agent of any applicable information under Section 6.02(e), any transfer of the Collateral Manager’s rights or obligations to an Affiliate shall not be a Change in Control.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“CLO Takeout” has the meaning specified in the Fee Letter.

“CLO Takeout Issuer” has the meaning specified in the Fee Letter.

“CLO Takeout Securities” has the meaning specified in the Fee Letter.

“Closing Date” means March 9, 2026.

“Closing Date Collateral Assets” means the Eligible Collateral Assets listed on Schedule 7.06.

“Closing Date Participation Interest” means a Participation Interest in a Closing Date Collateral Asset purchased by the Borrower on the Closing Date under the Sale Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in the Security Agreement.

“Collateral Administrator” has the meaning specified in the Preamble.

“Collateral Agent” has the meaning specified in the Preamble.

“Collateral Agent and Collateral Administrator Fee Letter” means that certain fee schedule from the Collateral Agent and the Collateral Administrator as accepted and acknowledged by the Borrower.

“Collateral Agent and Collateral Administrator Fees and Expenses” has the meaning specified in Section 12.06.

“Collateral Asset” means any loan (including any Bank Loan), security, cash or other asset owned or held by the Borrower, in each case whether or not given credit in the Borrowing Base or having a positive Advance Rate.

“Collateral Asset File” means, in the case of any Collateral Asset that is (a) a loan, electronic copies of a fully executed assignment agreement, a trade confirmation and any separate funding memorandum to which the assignor of such loan is a party with respect to such loan or (b) a security, electronic copies of a trade confirmation or other evidence of the acquisition of such security, and in the case of both clauses (a) and (b), as indicated on the related Collateral Asset Schedule and Document Checklist.

“Collateral Asset Schedule” means, collectively, a list or lists identifying the assets that constitute Collateral Assets as of each date of determination, substantially in the form of Exhibit I, in each case, prepared by the Collateral Manager.

“Collateral Asset Trigger Event” has the meaning specified in the Fee Letter.

“Collateral Custodian” has the meaning specified in the Preamble.

“Collateral Custodian Fees and Expenses” has the meaning specified in Section 13.09.

“Collateral Database” has the meaning specified in Section 14.02(a)(i).

“Collateral Dispute Notice” means notice (i) disputing any Eligible Collateral Asset Information (or any component thereof or other matter relating to whether a Collateral Asset is an Eligible Collateral Asset), any item in the Daily Report (or component thereof) or the determination as to compliance with any of the Portfolio Criteria, in each case, excluding the Current Market Price with respect to any Collateral Asset (except as provided in the definition of Current Market Price) and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that no Collateral Dispute Notice will apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent.

“Collateral Management Agreement” means the collateral management agreement dated as of the Closing Date between the Borrower and the Collateral Manager.

“Collateral Management Fee” means the fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Interest Period, which fee shall be equal to (A) for so long as Apollo Debt Solutions BDC is the Collateral Manager, the product of (i) 0.00%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360 or (B) if Apollo Debt Solutions BDC is no longer the Collateral Manager, the product of (i) 0.25%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360; provided that, in the sole discretion of the Collateral Manager, the Collateral Manager may, from time to time, waive all or any portion of the Collateral Management Fee payable on any Payment Date.

“Collateral Manager” means Apollo Debt Solutions BDC.

“Collateral Manager Standard” means, with respect to any Collateral Assets, to perform its obligations hereunder and the other Loan Documents with reasonable care and good faith (i) using a degree of skill and attention no less than that which the Collateral Manager exercises with respect to comparable assets that it may manage for itself and its other clients, and (ii) in accordance with the Collateral Manager’s existing practices and procedures investing in assets of the nature and character of the Collateral Assets.

“Collateral Manager Termination Event” means the occurrence of one of the following events:

(a) any failure by the Collateral Manager to deposit or credit, or to deliver for deposit, in any Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of three (3) Business Days after the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(b) failure on the part of the Collateral Manager to duly observe or to perform in any respect any other covenant or agreement of the Collateral Manager set forth in this Agreement or any other Loan Document which such failure (i) has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Loan Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Loan Document, and (ii) continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Collateral Manager by the Administrative Agent and (y) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(c) the occurrence of an Insolvency Event with respect to the Collateral Manager;

(d) any representation, warranty or statement of the Collateral Manager made in this Agreement, the other Loan Documents or any certificate, report or other writing delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Loan Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Loan Document, and (ii) has not been remedied within thirty (30) days after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Collateral Manager by the Administrative Agent and (y) the date on which a Responsible Officer of the Collateral Manager acquires knowledge thereof;

(e) the occurrence and continuation of any other Event of Default under this Agreement that results directly from any breach by the Collateral Manager of its duties under this Agreement or any other Loan Document applicable to it;

(f) either (i) a Change in Control with respect to the Collateral Manager occurs, or (ii) the dissolution, termination, liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Collateral Manager; or

(g) a Regulatory Event occurs with respect to the Collateral Manager.

“Collateral Reports” means, collectively, each Daily Report and each Payment Date Report.

“Collection Account” means, collectively, the Pass-Through Collection Account, the Interest Collection Account and the Principal Collection Account.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed (a) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (b) after the end of the Availability Period, such Outstanding Amount of the Loans made by such Lender.

“Commitment Fee” has the meaning specified in Section 2.07(a).

“Commitment Fee Rate” means, (x) with respect to the First Unused Amount, 1.35% and (y) with respect to the Second Unused Amount, 0.50%.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Competitor” means any Person (x)(a) engaged in the business of lending to middle-market or upper- or lower-middle market companies investing in loans to middle-market or upper- or lower-middle market companies, which is in direct or indirect competition with the Borrower, the Borrower Parent, the Collateral Manager, any sub-advisor of the Collateral Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority, in each case, as notified by the Collateral Manager to the Administrative Agent and as approved by the Administrative Agent in its reasonable discretion and (y) that is not a commercial bank or an investment bank.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Measure” means the greater of (a) the Aggregate Commitments and (b) Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus amounts on deposit in the Principal Collection Account. “Aggregate Commitments” for purposes of the definition of “Concentration Measure” shall mean the Commitments of all the Lenders as of the Closing Date as set out in Schedule 2.01.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, or any proposed Successor Rate, any conforming changes to the definitions of “Base Rate,” “SOFR” and “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment and conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Securities Intermediary or the Collateral Custodian, as applicable, specified on Schedule 11.02 hereto, or such other address within the United States as any of the Collateral Agent, the Securities Intermediary or the Collateral Custodian may designate from time to time by notice to the parties hereto.

“Covered Entity” has the meaning specified in Section 11.23(c)(ii).

“Covered Party” has the meaning specified in Section 11.23(b).

“Credit Improved Obligation” means any Collateral Asset that, in the Collateral Manager’s commercially reasonable business judgment, has significantly improved in credit quality after it was acquired by the Borrower.

“Credit Risk Obligation” means any Collateral Asset that, in the Collateral Manager’s commercially reasonable business judgment, has a significant risk of declining in credit quality or price.

“Cure Notice” has the meaning specified in Section 2.03(b)(I).

“Current Market Price” means, with respect to any Collateral Asset on any date of determination, the market value determined by the Administrative Agent in good faith and in a commercially reasonable manner, to be based on data from the Pricing Source; provided that if Borrower disputes the Administrative Agent’s determination of the Current Market Price on any date and such determination was not based on a bid-side quote determined by reference to data from MarkIt, the Borrower shall have the right to submit a bona fide firm bid with respect to the relevant Collateral Asset for the full Principal Balance of the relevant Collateral Asset on such day, such bid to be provided by an Approved Dealer or other financial institution reasonably acceptable to the Administrative Agent, and provided by Borrower to the Administrative Agent and the Collateral Agent no later than 4:00 p.m. (New York time) on the following Business Day and actionable until 5:00 p.m. (New York time) on such day. If such firm bid is provided by Borrower it shall be applied as the Current Market Price until the next Business Day, otherwise the Administrative Agent’s original determination will be used for that day.

The Current Market Price of a Collateral Asset will be expressed as a percentage of its Principal Balance and will be adjusted for or will exclude adjustment for accrued interest in accordance with market convention for the relevant asset.

“Current Market Value” means with respect to any Collateral Asset on any date of determination, the Current Market Price for such Collateral Asset multiplied by the Principal Balance of such Collateral Asset as of such date. The Current Market Value of any Collateral Asset which is a Delayed Draw Asset shall be determined as (a) the Current Market Price of the funded portion of such Delayed Draw Asset multiplied by the outstanding principal balance of such funded portion minus (b) an amount equal to (i) the Unfunded Exposure Amount of such Delayed Draw Asset multiplied by (ii) one minus the Current Market Price, and may be negative.

“Custody Account” means the Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Custody Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Cut-Off Date” means, with respect to each Collateral Asset, the Closing Date (with respect to any Collateral Asset included in the Collateral on such date) or any subsequent date that is the date on which such Collateral Asset is acquired by the Borrower; provided that for purposes of clause 1(g) of Section 1 of Annex B, the Cut-Off Date shall be the date on which the Borrower commits to purchase such Collateral Asset.

“Daily Report” means a daily report prepared by the Collateral Administrator on behalf of the Borrower, in such form as mutually agreed in writing by the Administrative Agent and the Collateral Administrator from time to time in consultation with the Borrower (or the Collateral Manager on its behalf).

“Daily SOFR” means the rate per annum equal to SOFR determined for each day during an Interest Period pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Loan, 2.00% plus the applicable Interest Rate.

“Default Right” has the meaning specified in Section 11.23(c)(iii).

“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:

(a) as to which there has occurred and is continuing a default with respect to the payment of interest or principal; provided that (1) such default shall have not been cured and (2) any such default may continue for a period of up to the lesser of (x) five (5) Business Days from the date of such default and (y) any available grace period in the Underlying Instruments of the related Collateral Asset;

(b) as to which an Insolvency Event occurs with respect to the obligor thereof or as to which there has been proposed or effected any distressed exchange, distressed debt restructuring or other restructuring in an insolvency proceeding where the obligor with respect to such Collateral Asset has offered the debt holders a new security or package of securities in connection with a significant credit deterioration;

(c) that has (x) a rating by S&P of “D” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(d) that, to the knowledge of the Collateral Manager or the Borrower, is pari passu with or subordinated to other indebtedness for borrowed money owing by the obligor thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination;

(e) that as to which, to the knowledge of the Collateral Manager or the Borrower, there has occurred a default under the Underlying Instruments (other than any payment default described in clause (a) of this definition) after giving effect to any grace period applicable thereto, and the holders of such Collateral Asset have the ability to accelerate the repayment of such Collateral Asset;

(f) the Collateral Manager determines, in its sole discretion, in accordance with the Collateral Manager Standard, that the credit quality of the obligor of such Collateral Asset has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled payment date with respect to such Collateral Asset; or

(g) such Collateral Asset is a Closing Date Participation Interest (x) with respect to which the applicable Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Sale Agreement or (y) in a Collateral Asset that would, if such Collateral Asset were included herein, constitute a “Defaulted Obligation”.

The Collateral Manager shall give the Collateral Agent prompt written notice should it become aware that any Collateral Asset has become a Defaulted Obligation. Other than with respect to clause (a) above, until so notified, the Collateral Agent shall not be deemed to have notice or knowledge to the contrary.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, examiner, liquidator, provisional liquidator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Deferrable Collateral Asset” means a Collateral Asset that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Delayed Draw Asset” means a Collateral Asset that requires one or more future advances to be made to the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related obligor; provided that such Collateral Asset shall be considered a Delayed Draw Asset only for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of comprehensive or territory-wide Sanctions (as of the Closing Date, the Crimea region of Ukraine, the so-called Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine, the non-governmental controlled oblasts of Kherson and Zaporizhzhia, Cuba, Iran, North Korea and Syria).

“Determination Date” means, with respect to any Reporting Date, the last Business Day of the month immediately preceding such Reporting Date.

“DIP Loan” means any Collateral Asset (i) with respect to which the related obligor is a debtor-in-possession as defined under the Bankruptcy Code of the United States, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code of the United States and (iii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” has the meaning specified in Section 11.06(b)(v).

“Disqualified Participation” means any Bank Loan that is a Closing Date Participation Interest as of any date that is 91 days or later (or such longer time period as agreed by the Administrative Agent in its sole discretion) after the date of acquisition of such Closing Date Participation Interest by the Borrower under the Sale Agreement.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document Checklist” means an electronic list delivered by the Borrower (or by the Collateral Manager on behalf of the Borrower) to the Collateral Administrator that identifies each of the documents contained in each Collateral Asset File related to a Collateral Asset and whether a hard copy will be delivered to the Collateral Agent or an electronic copy will be delivered to the Collateral Administrator, in each case, related to a Collateral Asset and includes the name of the obligor with respect to such Collateral Asset, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar”, “USD” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligibility Criteria” means the eligibility criteria with respect to the Collateral Assets set forth in Section 1 of Annex B.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Collateral Asset” means any Collateral Asset (other than Cash and Cash Equivalents) that satisfies the Eligibility Criteria.

“Eligible Collateral Asset Information” means the following information with respect to each Eligible Collateral Asset:

(a) whether such Collateral Asset is a First Lien Bank Loan or Second Lien Bank Loan;

(b) whether such Collateral Asset was acquired by participation or assignment;

(c) whether such Collateral Asset is a Structured Finance Security, DIP Loan, Defaulted Obligation, Caa/CCC Asset or Delayed Draw Asset and whether such Collateral Asset is subject to a Collateral Asset Trigger Event;

(d) the currency, Principal Balance, annual interest rate, maturity and obligor of such Collateral Asset;

(e) the original and then-current aggregate loan facility amount corresponding to such Collateral Asset;

(f) the current rating of the Collateral Asset and its obligor, as applicable, by Moody’s and S&P, if any;

(g) the domicile(s) of the primary obligor of such Collateral Asset, and whether such Collateral Asset is a Foreign Loan;

(h) the Unfunded Exposure Amount, if such Collateral Asset is a Delayed Draw Asset;

(i) the Industry Category for the obligor of such Collateral Asset;

(j) the Purchase Price of such Collateral Asset;

(k) whether Borrower’s interest in such Collateral Asset is evidenced by a Certificated Security (as defined in the UCC) (other than a Clearing Corporation Security (as defined in the UCC)), promissory note or other instrument, and if so, whether such Certificated Security, promissory note or other instrument has been delivered (and whether such accompanying instruments of transfer is endorsed in blank) to the Securities Intermediary or the Collateral Custodian, as applicable; and

(l) such other information as the Borrower or the Administrative Agent reasonably may from time to time advise the Borrower or the Collateral Agent is necessary or desirable to determine whether such Collateral Asset is an Eligible Collateral Asset or compliance with the Portfolio Criteria.

“Equity Interests” means, with respect to any Person, all of the shares or the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of, other equity securities or equity instruments of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Collateral Asset, and (ii) any security purchased as part of a “unit” with a Collateral Asset and that itself is not eligible for purchase by the Borrower as a Collateral Asset.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2)

of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA; (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Concentration Amount” means, as of any date of determination (and after giving effect to all Eligible Collateral Assets to be purchased or sold by the Borrower on such date), the portion of the Eligible Collateral Assets that do not satisfy the Portfolio Criteria.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Sections 3.06 and 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and(d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure Amount Shortfall” has the meaning specified in Section 2.02(d).

“Facility” has the meaning specified in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, regulations, rules, promulgations, guidance notes, official agreements or practices adopted pursuant to such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, the Lender Fee Letters and the Agent Fee Letter.

“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that are each distinct legal entities with separate management, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan, (b) is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligor’s obligations under such Bank Loan (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Collateral Manager as of the related Cut-Off Date) equal to or greater than the principal balance of the Bank Loan and other pari passu debt) securing the obligor’s obligations under the Bank Loan subject to (i) Liens permitted under the applicable Underlying Instrument that are reasonable and customary for similar loans and (ii) Liens accorded priority by law in favor of the United States or any state or agency and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“First Unused Amount” means, as of any date of determination, the greater of (a) zero and (b) an amount equal to 70% of the Aggregate Commitments minus Total Outstandings.

“Foreign Lender” means, a Recipient that is not a U.S. Person.

“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date of any Borrowing or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication of amounts, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“ICR Determination Date” means the fifth (5th) Business Day prior to the end of each ICR Determination Period.

“ICR Determination Period” means in relation to any ICR Determination Date the fixed quarterly periods ending on March 31st, June 30th, September 30th and December 31st of each year, commencing on June 30, 2026.

“IFRS” means international financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to any Affected Person under Article III of this Agreement.

“Incremental Commitment Effective Date” has the meaning specified in Section 2.04(b)(ii).

“Incremental Lender” has the meaning specified in Section 2.04(b)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Applicable Accounting Standard:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) capital leases and Synthetic Lease Obligations;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Amounts” has the meaning specified in Section 11.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, Maples Fiduciary Services (Delaware) Inc., National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, TMF Group or, if none of those companies is then providing professional independent directors, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and for the five year period prior to his or her appointment as an Independent Director, has not been, and will not while serving as Independent Director be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Borrower Parent, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Borrower or an Affiliate of the Borrower that does not own a direct or indirect ownership interest in the Borrower; provided that such Independent Director is employed by a company that routinely provides professional independent directors or directors in the ordinary course of its business);

(b) a creditor, supplier or service provider (including a provider of professional services) to the Borrower, the Borrower Parent, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Borrower, the Borrower Parent or any of their respective Affiliates in the ordinary course of its business);

(c) an immediate family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of clauses (a), (b) or (c) above.

“Industry Category” means, with respect to any Collateral Asset, the GICS industry classification groups with respect to the obligor of such Collateral Asset, as determined by the Collateral Manager.

“Information” has the meaning specified in Section 11.07.

“Initial Value” means with respect to any Collateral Asset, the Purchase Price for such Collateral Asset multiplied by the Principal Balance of such Collateral Asset as of such date.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, provisional liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs or the presentation of a petition for such Person’s winding up, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing, (c) the passing of a resolution for such Person to be wound up on a voluntary basis or (d) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest” means with respect to any Interest Period, the sum for each day in such Interest Period and the Loans determined in accordance with the following formula:

IR x L

D

where: IR	=	the applicable Interest Rate applicable on such day (which, after the occurrence and during the continuation of Event of Default shall be the Default Rate);

L	=	the outstanding amount of Loans on such day; and

D	=	the number of days specified in Section 2.08 for the applicable Type of Loan.

“Interest Collection Account” means the Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Collections” means (i) all payments and collections received by the Borrower in its capacity as lender and attributable to interest on any Collateral Asset or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Asset or other Collateral and all payments attributable or allocable as provided in the definition of “Adjusted Principal Balance” to deferred or capitalized interest, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees or other similar fees received in respect of any Collateral Asset, (iii) the earnings on Interest Collections in the Interest Collection Account that are invested in Cash Equivalents, in each case other than Retained Interests and (iv) all equity contributions from Borrower Parent to Borrower designated as Interest Collections by the Collateral Manager at the time of such contribution.

“Interest Coverage Ratio” means, with respect to any ICR Determination Period, the ratio of (a) all Interest Collections received by the Borrower with respect to Collateral Assets during such ICR Determination Period divided by (b) the sum of (i) all Interest accrued during such ICR Determination Period and (ii) all fees under Section 2.07 except Commitment Fees that have accrued during such ICR Determination Period. If the Interest Coverage Ratio is determined for any purpose under this Agreement on a prospective rather than retrospective basis, clause (a) shall additionally include Interest Collections reasonably expected to be received during the relevant prospective ICR Determination Period.

“Interest Coverage Test” means a test satisfied if, as of any applicable ICR Determination Date, the Interest Coverage Ratio is at least 1.35x.

“Interest Period” means, with respect to any Payment Date, the period from and including the Determination Date immediately preceding the previous Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the Determination Date immediately preceding the current Payment Date.

“Interest Rate” means (a) with respect to any SOFR Loan, a rate per annum equal to Daily SOFR plus the Applicable Rate, (b) with respect to any Base Rate Loan, a rate per annum equal to the Base Rate plus the Applicable Rate.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit B-2 (or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent) entered into by any Person (including any Lender) pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.

“Lender Fee Letter” means any applicable letter agreement between the Borrower and a Lender.

“Lender Fees” has the meaning specified in Section 2.07(c)(ii).

“Lenders” means Bank of America and each of the other lending institutions that shall become a Lender hereunder, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.

“Leverage Step Up Period” means a period that:

(a) begins on and includes a Business Day on which the following conditions are satisfied: (i) the Borrower has notified the Administrative Agent in writing of a Required Principal Payment Date, (ii) the Borrower has provided evidence and certified to the Administrative Agent that a closing of a Permitted CLO will occur on the Required Principal Payment Date and that the proceeds from the related Permitted CLO Securities will be sufficient to pay the Required Payment Amount on such date and (iii) the Administrative Agent has confirmed in writing to the Borrower that the evidence and certification in the foregoing clause (ii) is satisfactory and agrees to the date that shall be the beginning of the Leverage Step Up Period; and

(b) ends on but excludes the Business Day that is the earlier of (i) the related Permitted CLO Closing Date and (ii) the date that is six weeks after the beginning of the Leverage Step Up Period, or such later date as may be agreed by Administrative Agent in its sole discretion.

“Lien” means any assignment by way of security, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Security Agreement, the Account Control Agreement, the Sale Agreement, each Assignment and Assumption, the Collateral Management Agreement, each Note, the Collateral Agent and Collateral Administrator Fee Letter and the Lender Fee Letters.

“Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Make-Whole Fee” has the meaning specified in Section 2.07(b).

“Make-Whole Percentage” means 0.50%.

“Margin Stock” means “margin stock” within the meaning of Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder and thereof.

“Market Value Test” means a test that is satisfied on any date of determination if (a)(i) the aggregate of the Current Market Values of all Eligible Collateral Assets divided by (ii) the Total Outstandings is greater than or equal to (b)(i) in the case of Interest Collections, 123% and (ii) in the case of Principal Collections, 125%.

“Markit” means Markit Group, Ltd. and any successor thereto.

“Master Agreement” has the meaning specified in Section 11.23(c)(v).

“Material Adverse Effect” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower or the Collateral Manager, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of the Borrower or the Collateral Manager to perform any of its obligations under any of the Loan Documents or (d) the rights or remedies of (i) any Lender or the Administrative Agent under any of the Loan Documents or (ii) the Borrower under the Collateral Assets taken as a whole.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Asset executed or effected on or after the Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Asset;

(b) (i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Asset or (iii) reduces the spread or coupon payable on such Collateral Asset (provided that no such reduction shall constitute a Material Modification if the Collateral Manager certifies that such reduction results from an increase in the credit quality of the related obligor);

(c) contractually or structurally subordinates such Collateral Asset by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related obligor (other than where such transfer is not intended to avoid or limit recourse but is a bona fide disposition transaction which results in the repayment of Indebtedness from any net proceeds) or (iv) the granting of Liens (other than customary and standard “permitted liens” as defined in the Underlying Instruments for such Collateral Asset) on any of the Related Security securing such Collateral Asset;

(d) either (i) extends the maturity date of such Collateral Asset past the maturity date as of the Cut-Off Date or (ii) extends the amortization schedule with respect thereto (provided that no such extension shall constitute a Material Modification if such extension is for less than one year and the Collateral Manager certifies that the credit quality of the obligor with respect to such Collateral Asset has not worsened);

(e) substitutes, alters or releases the Related Security securing such Collateral Asset and such substitution, alteration or release, individually or in the aggregate and as determined in the Administrative Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Asset;

(f) amends, waives, forbears, supplements or otherwise modifies in any way any financial covenant required by the related Underlying Instruments (including without limitation any covenant (including relevant definitions) with respect to the Collateral Asset interest coverage ratio, Collateral Asset net senior leverage ratio or Collateral Asset total net leverage ratio), unless waived or consented to by the Administrative Agent;

(g) results in any change in the currency or composition of any payment of interest or principal to any currency other than Dollars; or

(h) results in a change to or grants relief from the borrowing base or any related definition that in the commercially reasonable judgement of the Administrative Agent adversely affects the value of such Collateral Asset.

“Maturity Date” means the third] anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

“Minimum Required Equity Amount” means, as of any date of determination, the amount equal to the sum of the Adjusted Principal Balances plus the Unfunded Exposure Amounts of all Eligible Collateral Assets attributable to the four obligors whose Collateral Assets have the highest combined Adjusted Principal Balances and Unfunded Exposure Amounts.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Rating” means, with respect to any Collateral Asset, as of any date of determination:

(a) if such Collateral Asset has a monitored rating, an unpublished monitored rating expressly assigned to a debt obligation (or facility), or a monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised, such rating;

(b) if the preceding clause does not apply and the obligor of such Collateral Asset has a monitored corporate family rating by Moody’s, such corporate family rating; and

(c) if none of the preceding clauses apply, such Collateral Asset will have no Moody’s Rating.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Net Purchased Asset Balance” means, as of any date of determination, an amount equal to the aggregate initial Principal Balance of all Collateral Assets sold and/or contributed to the Borrower by the Borrower Parent under the Sale Agreement prior to such date.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit F.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit H or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including Interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, Interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying instrument in respect of such security or debt obligation or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.

“Optional Sale” has the meaning specified in Section 2.15(a).

“Organization Documents” means, (a) with respect to any company, exempted company or corporation, the charter or certificate or articles of incorporation, certificate of incorporation on change of name (if any), the bylaws and/or memorandum and articles of association (as applicable) (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) the seller of the participation is the lender on the subject loan, (ii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iii) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (iv) the entire purchase price for such participation is paid in full at the time of its acquisition, and (v) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“Pass-Through Collection Account” means the Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Pass-Through Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“PATRIOT Act” shall have the meaning specified in Section 11.18.

“Payment Date” means, (i) the eighteenth (18th) Business Day of each of month, commencing in June 2026, (ii) the Maturity Date and (iii) following the occurrence of and during the continuation of an Event of Default, any other Business Day designated by the Administrative Agent (with not less than three (3) Business Days’ notice to the Collateral Agent and the Collateral Administrator).

“Payment Date Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower in accordance with Section 12.03(b)(v) that contains information in reasonably sufficient detail to identify amounts to be distributed pursuant to Section 2.13 (if applicable), or in any form as mutually agreed in writing by the Administrative Agent and the Collateral Administrator from time to time in consultation with the Borrower (or the Collateral Manager on its behalf).

“Payment in Full” means, with respect to the Obligations, termination of all Commitments hereunder and payment in full of all of the Obligations, other than any contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted CLO” means a collateralized loan obligation transaction for which the Borrower Parent or a subsidiary or Affiliate acts as collateral manager and that is secured principally by a portfolio of collateral that includes some or all of the Collateral Assets and for which transaction the Administrative Agent has provided its consent (in its sole discretion).

“Permitted CLO Closing Date” means the date on which any Permitted CLO closes.

“Permitted CLO Issuer” means the special purpose issuer under a Permitted CLO.

“Permitted CLO Securities” means the notes or similar securities issued (or co-issued) by a Permitted CLO Issuer under a Permitted CLO.

“Permitted CLO Transfer” means a transaction pursuant to which the Borrower, or a special purpose company that is a subsidiary of the Borrower, transfers Collateral Assets to, or is merged into, a Permitted CLO Issuer and the agreements providing for such transfer or merger executed by the Permitted CLO Issuer and the Borrower (or such special purpose company) provides that the Permitted CLO Issuer will apply proceeds from the issuance of Permitted CLO Securities to repay all or a portion of the Obligations.

“Permitted CLO Transferred Assets” has the meaning specified in Section 2.18(b).

“Permitted Deferrable Collateral Asset” means a Deferrable Collateral Asset that requires an effective rate of current interest paid in cash no less frequently than semi-annually on such day of greater than or equal to 2.00% per annum over the applicable index rate (or the fixed rate equivalent).

“Permitted Jurisdiction” means the United States, Canada, Australia, Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Luxembourg, The Netherlands, New Zealand, Norway, Sweden, Switzerland, the United Kingdom, or such other jurisdictions as approved by the Administrative Agent in its sole discretion.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with the Applicable Accounting Standard have been provided on the books of such Person, (b) Liens imposed by Laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens in favor of the Administrative Agent on behalf of the Secured Parties or any Lender granted pursuant to or by any Loan Document, (d) Liens in favor of any purchaser of a Collateral Asset if such Collateral Asset has been sold by the Borrower for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), (e) with respect to agented Collateral Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such obligor under the related Collateral Asset and (f) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of Law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account. Notwithstanding the preceding sentence, no Lien for any Indebtedness other than the Obligations will be a Permitted Lien.

“Permitted RIC Distribution” means distributions on any Payment Date to the Borrower Parent (from the Collection Account or otherwise) to the extent required to allow the Borrower Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower Parent in or with respect to any taxable year of the Borrower Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Borrower Parent to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Use” means (i) the purchase or origination of Collateral Assets, (ii) the payment on the Closing Date of fees and expenses incurred with the closing and execution of this Agreement and the other Loan Documents and (iii) the payment of amounts pursuant to Section 2.13 and any other payments permitted or required by this Agreement and the other Loan Documents, in each case in accordance with and subject to the provisions of this Agreement and the other Loan Documents; provided that the Borrower may also apply proceeds of the Borrowings to any other use consented to in writing by the Administrative Agent in its sole discretion.

“Person” means any natural person, exempted company, corporation, limited liability company, trust, joint venture, association, company, partnership, exempted limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Platform” has the meaning specified in Section 11.02(c).

“Portfolio Criteria” means the portfolio criteria with respect to the Collateral Assets set forth in Section 2 of Annex B.

“Pricing Source” means Markit or another price source or method of price determination acceptable to the Administrative Agent in its discretion.

“Prime Rate” means, as of any date of determination, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Balance” means with respect to any Collateral Asset as of any date of determination, the outstanding principal balance (excluding any unfunded commitments) of such Collateral Asset, exclusive of any deferred or capitalized interest.

“Principal Collection Account” means the Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections” means (a) the proceeds of any Borrowings and (b) any and all amounts of collections received with respect to the Collateral other than Interest Collections, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any warrant at any time), and (ii) the earnings on Principal Collections in the Principal Collection Account that are invested in Cash Equivalents, in each case other than Retained Interests.

“Prohibited Clients” means Persons within the categories set forth in Section 3 of Annex B, as such list may be updated from time to time upon written notice from the Administrative Agent to the Borrower.

“Public Lender” has the meaning specified in Section 11.02(c).

“Purchase Price” means, with respect to any Collateral Asset:

(a) if newly-originated at the time of purchase by the Borrower, an amount equal to (i) (x) the Principal Balance of the Collateral Asset minus (y) any upfront fees or discounts received or receivable by the Borrower as part of such purchase divided by (ii) such Principal Balance, in each case as at the time of such acquisition; or

(b) in the case of a Collateral Asset acquired in the secondary market, the purchase price expressed as a percentage of the Principal Balance of the Collateral Asset at the time of such acquisition;

in each case, expressed as a percentage and no greater than 100.0%.

“QFC” has the meaning specified in Section 11.23(c)(iv).

“QFC Credit Support” has the meaning specified in Section 11.23(a).

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Records” means the Collateral Asset File for any Collateral Asset and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower or the Collateral Manager with respect to any Collateral Asset and the obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Collateral Manager with respect to such Collateral Asset or obligors.

“Register” has the meaning specified in Section 11.06(c).

“Registered” means a debt obligation that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury Regulations promulgated thereunder.

“Regulatory Event” means with respect (a) the Collateral Manager: (i) the indictment of it or any of its executive officers who are primarily responsible for the management of the Collateral Assets owned by the Borrower for an act that constitutes fraud or criminal activity related to its business of providing asset management services, and any such executive officer has not been removed from having responsibility for the management of the collateral within sixty 60 Business Days of such indictments or (ii) the finding by a court or regulator with respect to the making of a false statement or omission, or the issuance of an injunction from causing any material violations of any securities or criminal laws, with respect to it or any of its executive officers who are primarily responsible for the management of the Collateral Assets owned by the Borrower and, solely in the case of any such executive officer, such executive officer has not been removed from having responsibility for the management of the collateral within sixty (60) Business Days of such indictments, finding or issuance and (b) the Borrower, the indictment of it or any of its executive officers for an act that constitutes fraud or criminal activity related to its business, and any such executive officer has not been removed from having responsibility for the management of the collateral within sixty (60) Business Days of such indictments.

“Reinvestment” shall have the meaning specified in Section 2.14.

“Reinvestment Date” means the date of any Reinvestment.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives and representatives of such Person and of such Person’s Affiliates.

“Related Property” means, with respect to any Collateral Asset, any real property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Asset, including, without limitation, any pledge of the stock, membership or other ownership interests (including warrants) in the related obligor or its subsidiaries and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to any Collateral Asset:

(a) any Related Property securing such Collateral Asset, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Funding Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Asset and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Collateral Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Collateral Asset and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Relevant Rate” means with respect to any Loan denominated in Dollars, SOFR.

“Reporting Date” means the eleventh (11th) Business Day of each month, commencing in June 2026.

“Request for Release and Receipt” means a request substantially in the form of Exhibit I-1 or Exhibit I-2, as applicable.

“Required Funding Amount” means, as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Aggregate Unfunded Exposure Amount.

“Required Lenders” means, at any time (a) Bank of America, N.A., as a Lender and (b) Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders; provided that, for purposes of Sections 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders. The Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Payment Amount” has the meaning specified in Section 2.18.

“Required Payment Condition” means on any date of determination and after giving effect to the repayment of Loans required to be made on such date, all of the following conditions are satisfied: (i) no Default or Event of Default shall have occurred and be continuing, (ii) no Borrowing Base Deficiency exists and (iii) no unpaid amounts are due and owing to the Lenders in respect of interest on the Loans, the Commitment Fees or the Obligations.

“Required Principal Payment Date” has the meaning specified in Section 2.18.

“Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the U.S. government, and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).

“Rescindable Amount” has the meaning specified in Section 2.10(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) with respect to any Person other than the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary any manager, director or officer or any other Person who is authorized to act for such Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower, the Borrower Parent or the Collateral Manager so designated by any of the foregoing officers in a notice to the Administrative Agent, (ii) in the case of the Collateral Administrator, any officer authorized to act for and on behalf of the Collateral Administrator or to whom any matter is referred within such Person because of such Person’s knowledge of and familiarity with the particular subject and in each case having direct responsibility for the administration of this Agreement and (iii) in the case of the Collateral Agent, the Collateral Custodian or the Securities Intermediary, any officer assigned to the applicable corporate trust group (or any successor thereof), as applicable, authorized to act for and on behalf of the Collateral Agent, the Collateral Custodian or the Securities Intermediary, as applicable, including any vice president of the Collateral Agent, the Collateral Administrator, the Collateral Custodian or the Securities Intermediary customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any matter is referred within such corporate trust group (or any successor thereof), because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, organizational and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Retained Interest” means, with respect to any Collateral Asset included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Asset that have been retained by the other lender(s) of such Collateral Asset, (b) all of the rights and obligations of the Borrower, if any, of or owing to the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“S&P” means S&P Global Ratings, an S&P Global business, and any successor thereto.

“S&P Rating” means, with respect to any Collateral Asset, as of any date of determination:

(a) if such Collateral Asset has a monitored rating expressly assigned to a debt obligation (or facility) or a monitored estimated rating expressly assigned to a debt obligation (or facility) by S&P, such rating;

(b) if the preceding clause does not apply and there is a monitored S&P long-term issuer credit rating of the issuer or of a guarantor of such Collateral Asset that unconditionally and irrevocably guarantees in writing the timely payment of principal and interest on such Collateral Asset (which form of guarantee shall comply with S&P’s then current criteria on guarantees), such long-term issuer credit rating of the issuer or guarantor, as applicable; and

(c) if none of the preceding clauses apply, such Collateral Asset will have no S&P Rating.

“Sale Agreement” means the Loan Sale Agreement, dated as of the Closing Date, between the Borrower and the Borrower Parent.

“Same Day Funds” means immediately available funds in Dollars.

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by a Sanctions Authority, including: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union Commission; (d) His Majesty’s Treasury of the United Kingdom; or (e) any other governmental authorities where the Borrower is located or doing business.

“Sanctions Authority” means the United States (including OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, any member state of the European Union and the United Kingdom (including His Majesty’s Treasury).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor of such Bank Loan, other than a First Lien Bank Loan, (b) is secured by a valid and perfected security interest or lien on specified collateral securing the obligor’s obligations under such Bank Loan, whether or not there is also a lien of a higher or lower priority in additional collateral of such obligor (such collateral, together with any other pledged assets, having a value (as reasonably determined by the Collateral Manager as of the related Cut-Off Date) equal to or greater than the principal balance of the Bank Loan and any other senior or pari passu debt), which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a First Lien Bank Loan and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“Second Unused Amount” means, as of any date of determination, the greater of (a) zero and (b) an amount equal to 90% of the Aggregate Commitments minus the greater of (x) Total Outstandings and (y) 70% of the Aggregate Commitments.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator and the Securities Intermediary.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Intermediary” means Citibank, N.A., solely in its capacity as securities intermediary under the Account Control Agreement, or any subsequent institution acceptable to the Administrative Agent at which the Accounts are kept.

“Security Agreement” means the Security Agreement between the Administrative Agent and the Borrower, dated as of even date herewith.

“Selling Institution” means each entity obligated to make payments to the Borrower under the terms of the Sale Agreement.

“Senior Secured Bond” means a debt security (that is not a Loan) that (a) is issued by a corporation, limited liability company, partnership or trust, (b) is not subordinate to other debt of the obligor, (c) is secured by a first priority perfected security interest or lien on specified collateral (subject to customary exemptions for permitted liens, including without limitation, any tax liens), (d) has a Moody’s Rating of at least “B3” and an S&P Rating of at least “B-”, respectively, at the respective Cut-Off Date, (e) has an original aggregate bond facility amount of at least $300,000,000, (f) has an observable bid-side quote from a nationally recognized securities exchange or pricing service with an indicated bid-depth of two or more and (g) has a term to stated maturity that does not exceed 8 years.

“Similar Law” means any law substantially similar to the prohibited transaction provisions of Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Component” has the meaning specified in the definition of “Base Rate”.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“Special Purpose Entity Requirements” means the obligations of the Borrower to comply with the provisions set forth in Section 5.29.

“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation.

“Subject Assets” has the meaning specified in Section 5.29(a)(i).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.23(a).

“Swap Contract” has the meaning specified in Section 11.23(c)(v).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated subsidiaries calculated in accordance with the Applicable Accounting Standard after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Tax Jurisdiction” means (a) a tax-advantaged sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Luxembourg, Singapore, Curacao, St. Maarten or the U.S. Virgin Islands) or (b) any other tax-advantaged jurisdiction in respect of which the Administrative Agent provides its consent (not to be unreasonably withheld).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Failure” has the meaning specified in Section 2.03(b).

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.23(a).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).

“UCC” shall have the meaning specified in the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Asset or of which the holders of such Collateral Asset are the beneficiaries.

“Unfunded Exposure Account” means the Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Collateral Asset, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) all standby or contingent commitments associated with such Collateral Asset.

“Unfunded Exposure Equity Amount” means, on any date of determination, with respect to any Collateral Asset, an amount equal to (a) the Unfunded Exposure Amount with respect to such Collateral Asset, minus (b) the product of (i) the Assigned Value Percentage of such Collateral Asset, (ii) the Unfunded Exposure Amount with respect to such Collateral Asset and (iii) the Advance Rate for such Collateral Asset.

“Unfunded Exposure Shortfall” has the meaning specified in Section 2.17(c).

“United States” and “U.S.” mean the United States of America.

“Unmatured Collateral Manager Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Termination Event.

“Unused Amount” means, collectively, the First Unused Amount and the Second Unused Amount.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Withholding Agent” means the Borrower, the Administrative Agent and the Collateral Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document and any Underlying Instrument) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Applicable Accounting Standard applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements to be delivered pursuant to Sections 6.01(a) and 6.01(b), except as otherwise specifically prescribed herein.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Event of Default; Collateral Manager Termination Event. Any Event of Default or Collateral Manager Termination Event that has occurred shall be deemed to be continuing unless waived in accordance with the terms hereof, or the Administrative Agent otherwise agrees that such Event of Default or Collateral Manager Termination Event shall no longer be continuing.

Section 1.06 [Reserved].

Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.

Section 1.08 Business Day Convention. Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 1.09 [Reserved].

Section 1.10 Settlement Date Basis. All determinations of whether an asset is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria, any Portfolio Criteria or any other calculation to be made under this Agreement or the other Loan Documents will be on a settlement-date basis (meaning that any asset that has been purchased will not be treated as a Collateral Asset until such purchase has settled, and any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled); provided that (i) no asset shall be included as a Collateral Asset to the extent it has not been paid for in full, (ii) for purposes of Section 2.01, all Loans requested to be made on such date plus the balance of all unfunded Loans to be made in connection with the Borrower’s purchase of previously requested (and approved, if applicable) Collateral Assets will be treated as having been made and (iii) without limiting (x) the basis upon which any calculations are to be made as provided in this Agreement or, (y) for the avoidance of doubt, the data fields in the Daily Report and the Payment Date Report to be provided on a settlement date basis (as agreed to separately by the Administrative Agent and the Collateral Agent), any calculations included in the Daily Report and Payment Date Report by the Collateral Agent (other than with respect to cash positions) will be shown on a trade-date basis.

Section 1.11 Excess Concentration Amount; Collateral Asset Trigger Event. The Eligible Collateral Assets that are included in the Excess Concentration Amount will be selected on the basis of, for purposes of determining the Borrowing Base, the lowest Assigned Value Percentage; provided that if two or more Eligible Collateral Assets have the same Assigned Value Percentage, the Eligible Collateral Asset that has the lower Advance Rate will be selected for inclusion in the Excess Concentration Amount. For purposes of determining the Adjusted Principal Balance of any Eligible Collateral Asset with respect to which a Collateral Asset Trigger Event has occurred, the Adjusted Principal Balance of such Eligible Collateral Asset shall be deemed to be the lesser of (A) its Initial Value and (B) its Current Market Value as of the date of such Material Modification. For the avoidance of doubt the determination of any Excess Concentration Amounts shall be determined using the Adjusted Principal Balance or Aggregate Adjusted Principal Balance, as applicable, before giving effect to the application of the Portfolio Criteria.

Section 1.12 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Section 1.13 Directions. Any direction required hereunder relating to the purchase, acquisition, reinvestment, sale, disposition or other transfer of any Collateral Asset may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade, message via Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language (including by email or other electronic communication or file transfer protocol) from the Borrower or the Collateral Manager on the Borrower’s behalf on which the Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Securities Intermediary may conclusively rely, and which shall constitute a certification that all conditions precedent relating to such purchase, acquisition, reinvestment, sale, disposition or other transfer have been satisfied.

Section 1.14 Interpretation. To the extent of any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall be entitled to request direction from the Administrative Agent as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Collateral Agent, the Collateral Custodian and the Securities Intermediary, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

Section 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment, which Loans will be applied by the Borrower to a Permitted Use; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Outstanding Amount of the Loans made by any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

Section 2.02 Borrowings and Conversions of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, which may be given in writing, including via email. Each such notice must be received by the Administrative Agent not later than (x) in the case of SOFR Loans, 2:00 p.m. (2) two Business Days prior to the requested date of any Borrowing of or conversion to SOFR Loans or of any conversion of SOFR Loans to Base Rate Loans and (y) in the case of Base Rate Loans, 11:00 a.m. on the requested Funding Date of Base Rate Loans. Each written notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower or the Collateral Manager (on behalf of the Borrower). Each Borrowing of, or conversion to SOFR Loans shall be in a minimum principal amount of the lesser of (x) $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount agreed by the Administrative Agent) and (y) the amount of the unused portion of the Commitments. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount agreed by the Administrative Agent) or in the amount of the unused portion of the Commitments. Each Loan Notice shall specify (i) whether the Borrower or the Collateral Manager (on behalf of the Borrower) is requesting a Borrowing or a conversion of Loans from one Type to another, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) with respect to any Delayed Draw Asset, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of any Collateral Asset(s) pursuant to Section 2.17. If the Borrower or the Collateral Manager (on behalf of the Borrower) fails to specify a Type of Loan in a Loan Notice then the applicable Loans shall be made as Base Rate Loans, or if the Borrower or the Collateral Manager (on behalf of the Borrower) fails to give a timely notice requesting a conversion, then the applicable Loans shall continue as the same Type of Loans.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a SOFR Loan may be converted only on the last day of an Interest Period unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of a Default, no Loans may be requested as, or converted to SOFR Loans, without the consent of the Required Lenders.

(d) Notwithstanding anything to the contrary herein, (i) upon the expiration of the Availability Period, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Borrowing request and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of the lesser of (x) such shortfall and (y) the Aggregate Unfunded Exposure Loan Amount and (ii) upon the occurrence of an Event of Default, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Borrowing request and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of such shortfall (the “Exposure Amount Shortfall”). The Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and the Lenders shall fund such Aggregate Unfunded Exposure Loan Amount or Exposure Amount Shortfall, as applicable, in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 4.02), except that no Lender shall make any Loan to the extent that, after giving effect to such Loan, the Total Outstandings would exceed the Borrowing Base.

Section 2.03 Prepayments; Conversions. (a) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment (with a copy to the Collateral Agent and the Collateral Administrator), at any time or from time to time voluntarily prepay Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 2:00 p.m. (A) two Business Days prior to any date of prepayment of SOFR Loans denominated in Dollars and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or such lesser amount as agreed by the Administrative Agent); and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount as agreed by the Administrative Agent) or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable (except as set forth below) and specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 2:00 p.m. on the Business Day before such prepayment was scheduled to take place if such prepayment would have resulted from a refinancing of the Loans, which refinancing will not be consummated or will otherwise be delayed.

(b) If the Administrative Agent notifies the Borrower at any time that a Borrowing Base Deficiency exists or the Interest Coverage Test is not satisfied at such time (any such Borrowing Base Deficiency or failure of Interest Coverage Test, a “Test Failure”), then the Borrower shall (1) give notice to the Administrative Agent and Lenders (with a copy to the Collateral Agent and the Collateral Administrator) of its intent to cure any such Test Failure (which, in the case of a Borrowing Base Deficiency, shall mean reducing the Borrowing Base Deficiency Amount to zero and, in the case of a failure of the Interest Coverage Test, shall mean causing the Interest Coverage Test to be satisfied) (a “Cure Notice”) by 3:00 p.m. on the Business Day following the delivery of notice via electronic mail or facsimile to the Borrower of the Test Failure (unless Borrower has actually cured such Test Failure by such time) and (2) cure any Test Failure by repaying outstanding Loans, selling Collateral Assets and depositing the proceeds of such sale into the Collection Account or Unfunded Exposure Account, as applicable or transferring additional Eligible Collateral Assets, Cash or Cash Equivalents (including Interest Collections) to the Principal Collection Account or, with respect to the failure of the Interest Coverage Test, to the Interest Collection Account, so that the Test Failure will be cured by 3:00 p.m. on the second Business Day following the delivery of such Cure Notice.

(c) Any prepayment of any Loan shall be accompanied by all amounts owing under Section 2.06 in respect of the amount prepaid together with, in the case of any SOFR Loan, any additional amounts required pursuant to Section 3.05.

Section 2.04 Termination or Reduction of Commitments; Incremental Lenders.

(a) Termination or Reduction of Commitments. The Borrower may, at its discretion on any date, upon written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator), terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. two (2) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or such lesser amount as agreed by the Administrative Agent) or, if less, the entire Aggregate Commitments and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All Interest and fees (pro rata with respect to the portion of the Aggregate Commitments so reduced) accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 2:00 p.m. on the Business Day before such termination was scheduled to take place if such termination would have resulted from a refinancing of the Commitments, which refinancing will not be consummated or will otherwise be delayed.

(b) Incremental Lenders.

(i) An increase in the Commitments (each such increase, an “Incremental Commitment”) may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.04(b) and any election to do so shall be in the sole discretion of such Lender.

(ii) The Administrative Agent and the Borrower shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase.

(iii) In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator), pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s).

(iv) Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.04(b), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Loans made by it on such Incremental Commitment Effective Date pursuant to this Section 2.04(b) shall be Loans, for all purposes of this Agreement.

(v) Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section 2.04(b) shall not be effective with respect to any Incremental Lender unless:

(A) no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;

(B) the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(C) the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase; and

(D) the Administrative Agent shall have received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.

As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this clause (v), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).

(vi) On each Incremental Commitment Effective Date, if there are Loans then outstanding, the Borrower shall be deemed to have prepaid such Loans and borrowed Loans from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Loans will be held ratably by the Lenders (including the Incremental Lender(s)) in accordance with their respective Commitments after giving effect to the applicable Incremental Commitment(s).

Section 2.05 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans made to the Borrower outstanding on such date and shall repay Loans as provided in Section 2.03.

Section 2.06 Interest. (a) Subject to the provisions of Section 2.06(b) below, each Loan shall bear interest on the Outstanding Amount thereof from the applicable Funding Date at a rate per annum equal to the applicable Interest Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the written request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws and shall continue to bear interest at such rate until but excluding the date on which such Event of Default is cured or waived.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein, in each case, in accordance with Section 2.13. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07 Fees. (a) Commitment Fee. Subject to Section 2.12(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (a “Commitment Fee”) in Dollars equal to for each day of the related Interest Period, the sum of (A)(1) the actual daily First Unused Amount times (2) the applicable Commitment Fee Rate and (B)(1) the actual daily Second Unused Amount times (2) the applicable Commitment Fee Rate divided by (ii) 360. The Commitment Fee shall accrue from and including the Closing Date to but excluding the last day of the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in arrears on each Payment Date in accordance with Section 2.13 and shall be calculated on the related Determination Date.

(b) Make-Whole Fee. Subject to Section 2.12(a)(iii), if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04(a) prior to the date that is the two-year anniversary of the Closing Date, then Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (a “Make-Whole Fee”) equal to the amount in Dollars of the product of (i) (x) the Aggregate Commitments after giving effect to such termination multiplied by (ii) the applicable Make-Whole Percentage.

(c) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Agent Fee Letter (“Agent Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders, in Dollars, fees in the amounts and at the times specified in any applicable Lender Fee Letter (collectively, the “Lender Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Daily SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to SOFR Loans, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09 Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the Register pursuant to Section 11.06(c) in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent in the Register shall control in the absence of manifest error. Upon the written request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.10 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower (including by the Collateral Agent at the direction of the Borrower) to the Administrative Agent or the Lenders hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in Same Day Funds not later than the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that this sentence shall not apply to payments made on the Maturity Date without giving effect to the proviso in the definition of such term.

(a) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower (so long as the applicable Lender is not Bank of America or an Affiliate thereof) severally agree to pay to the Administrative Agent forthwith on written demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(d) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan, to purchase its participation or to make its payment under Section 11.04(d).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.12 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) or 2.07(b) for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify in writing the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.13 Distributions. (a) On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Agent shall distribute (or cause the Securities Intermediary to distribute) from the Collection Account, in accordance with the Payment Date Report for such month prepared by the Collateral Agent and approved by the Collateral Manager and the Administrative Agent pursuant to Section 12.04(b), the portion of the Amount Available consisting of Interest Collections for such Payment Date in the following order of priority:

(i) to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(b)(i) and Section 2.13(c)(i));

(ii) to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(b)(ii) and Section 2.13(c)(ii));

(iii) to the Collateral Manager, any accrued and unpaid Collateral Management Fee;

(iv) to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;

(v) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender);

(vi) at the discretion of the Collateral Manager, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount;

(vii) to the Administrative Agent for distribution to the Lenders, in the amount necessary to cure any Borrowing Base Deficiency;

(viii) to the Borrower Parent, as a Permitted RIC Distribution;

(ix) to any Affected Persons, any Increased Costs then due and owing;

(x) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Make-Whole Fee;

(xi) to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(xii) to the extent not previously paid pursuant to Section 2.13(a)(ii) above, to the Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Securities Intermediary, any Collateral Agent and Collateral Administrator Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent, the Collateral Custodian and the Securities Intermediary;

(xiii) (i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(a)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(a); and

(xiv) (x) if a Default has occurred and is continuing or the Market Value Test is not satisfied, to remain in the Interest Collection Account as Interest Collections or (y) otherwise, the remaining Amount Available constituting Interest Collections to the Borrower (which may be distributed to the Borrower Parent).

(b) On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Agent shall distribute (or cause the Securities Intermediary to distribute) from the Collection Account, in accordance with the Payment Date Report for such month prepared by the Collateral Agent and approved by the Collateral Manager and the Administrative Agent pursuant to Section 12.04(b), the portion of the Amount Available consisting of Principal Collections for such Payment Date in the following order of priority:

(i) to the extent not previously paid pursuant to Section 2.13(a)(i) through (viii), to the payment of such amounts (subject to the limitations set forth therein), in the amount and order of priority set forth in Section 2.13(a);

(ii) after the end of the Availability Period, to the Administrative Agent for distribution to the Lenders to repay the Total Outstandings;

(iii) to the extent not previously paid pursuant to Section 2.13(a)(ix) through (xiii), to the payment of such amounts, in the amount and order of priority set forth in Section 2.13(a);

(iv) (x) during the Availability Period, at the discretion of the Collateral Manager, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount, or (y) after the Availability Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(v) during the Availability Period, to remain in the Principal Collection Account as Principal Collections; and

(vi) (x) if a Default has occurred and is continuing or the Market Value Test is not satisfied, to remain in the Principal Collection Account as Principal Collections or (y) otherwise, the remaining Amount Available constituting Principal Collections to the Borrower (which may be distributed to the Borrower Parent).

(c) On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Agent shall distribute (or cause the Securities Intermediary to distribute) from the Collection Account, as directed by the Administrative Agent, the Amount Available for such Payment Date in the following order of priority:

(i) to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(i));

(ii) to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(ii));

(iii) to the Collateral Manager, any accrued and unpaid Collateral Management Fee;

(iv) to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;

(v) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender) and any other Lender Fees;

(vi) to any Affected Persons, any Increased Costs then due and owing;

(vii) to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(viii) to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount;

(ix) to the Administrative Agent for distribution to the Lenders, in an amount equal to (x) any accrued and unpaid Make-Whole Fee and (y) the Total Outstandings;

(x) to the extent not previously paid pursuant to Section 2.13(c)(ii) above, to the Collateral Agent, the Collateral Administrator the Collateral Custodian and the Securities Intermediary, any Collateral Agent and Collateral Administrator Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent, the Collateral Custodian and the Securities Intermediary;

(xi) (i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(c)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(c); and

(xii) the remaining Amount Available to the Borrower.

(d) [Reserved].

(e) Payments to Lenders pursuant to any clause of this Section 2.13 will be paid pro rata and pari passu based on the amount payable to such Lender under such clause.

(f) Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing and no Borrowing Base Deficiency exists or would occur, on any Business Day, the Borrower (or the Collateral Manager on the Borrower’s behalf) may, with the consent of the Administrative Agent in its reasonable discretion, direct the Collateral Agent (or the Securities Intermediary) to apply amounts on deposit in the Collection Account to pay Taxes, governmental and registered office fees, Administrative Expenses, Increased Costs and Indemnified Amounts, so long as an amount at least equal to the amount required to make the payments required by each of items with priority higher than such Taxes or governmental fees, Administrative Expenses, Increased Costs or Indemnified Amounts, as applicable, on the next Payment Date remains in the Collection Account after such application; provided, that any amounts paid under this Section 2.13(f) shall be deemed made on and as of the next Payment Date for purposes of calculating any applicable expense cap under this Section 2.13 and, for the avoidance of doubt, any such amounts exceeding such caps will be subordinated in payment in accordance with the applicable priority of payments under this Section 2.13.

Section 2.14 Reinvestments. During the Availability Period, the Borrower may withdraw (or direct the Securities Intermediary to withdraw) from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Total Outstandings in accordance with Section 2.03 or (B) acquire additional Collateral Assets (each such reinvestment of Principal Collections, a “Reinvestment”), so long as each condition precedent set forth in Section 4.02 shall be satisfied as of the date of such withdrawal. Any such direction from the Borrower or the Collateral Manager on the Borrower’s behalf to the Securities Intermediary shall constitute a certification that the conditions set forth in this Section 2.14 and Section 4.02 have been satisfied.

Section 2.15 Optional Sales.

(a) The Borrower shall have the right to sell all or a portion (including, for the avoidance of doubt, pursuant to participation agreements or other agreements to effectuate assignments following an initial transfer of a participation interest or other portion of a Collateral Asset) of the Collateral Assets (each, an “Optional Sale”), subject to the following terms and conditions (provided that none of the following terms and conditions set forth in this Section 2.15 shall be applicable to the release of Collateral Assets in connection with a CLO Takeout pursuant to Section 2.18):

(i) unless otherwise consented to by the Administrative Agent (in its sole discretion), immediately after giving effect to such Optional Sale:

(A) no Borrowing Base Deficiency exists or would occur as a result of such Optional Sale;

(B) no Default, Event of Default, Unmatured Collateral Manager Termination Event or Collateral Manager Termination Event shall have occurred and be continuing; and

(C) during the immediately preceding twelve (12) month period, the Borrower will not have sold Collateral Assets (other than Permitted CLO Transferred Assets, Credit Risk Obligations, Credit Improved Obligations, in connection with a CLO Takeout and Defaulted Obligations) in Optional Sales with an Aggregate Adjusted Principal Balance in excess of 25% of the Aggregate Adjusted Principal Balance as of the first day of such period;

(ii) at least two (2) Business Days prior to the date of any Optional Sale, the Collateral Manager, on behalf of the Borrower, shall give the Administrative Agent, the Collateral Administrator and the Collateral Agent written notice of its intent to effect such Optional Sale, which notice shall identify the related Collateral Assets subject to such Optional Sale and the expected proceeds from such Optional Sale;

(iii) such Optional Sale shall be made by the Collateral Manager, on behalf of the Borrower (A) in accordance with the Collateral Manager Standard, (B) reflecting arm’s-length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is (x) to an Affiliate of the Borrower or the Collateral Manager or (y) at a price less than the Adjusted Principal Balance of such Collateral Asset, the Administrative Agent has given its prior written consent; and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be deposited directly into the Principal Collection Account and (y) with respect to any sold Collateral Asset, will be in Dollars.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of the Security Agreement.

(c) In connection with any Optional Sale, the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request. Any direction from the Borrower or the Collateral Manager on the Borrower’s behalf to the Securities Intermediary and the Collateral Agent in connection with any Optional Sale shall constitute a certification that the conditions set forth in this Section 2.15 have been satisfied.

Section 2.16 [Reserved].

Section 2.17 Unfunded Exposure Account. (a) So long as after giving effect to such withdrawal, no Borrowing Base Deficiency exists, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower to fund any draw requests of the relevant obligors under any Delayed Draw Asset. As of any date of determination, the Collateral Manager (or, after delivery of a notice of exclusive control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account to be deposited into the Principal Collection Account as Principal Collections; provided that, after the end of the Availability Period, an amount equal to the Aggregate Unfunded Exposure Amount remains on deposit in the Unfunded Exposure Account after giving effect thereto.

(b) Any draw request made by an obligor under a Delayed Draw Asset, along with wiring instructions for the applicable obligor, shall be forwarded by the Borrower to the Collateral Agent and the Securities Intermediary (with a copy to the Administrative Agent) along with an instruction to the Securities Intermediary to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Securities Intermediary shall fund such draw request in accordance with such instructions from the Borrower. Any such instruction from the Borrower or the Collateral Manager on the Borrower’s behalf to the Collateral Agent and the Securities Intermediary shall constitute a certification that the conditions set forth in this Section 2.17 have been satisfied.

(c) If the Borrower shall receive any Principal Collections from an obligor with respect to a Delayed Draw Asset following the occurrence and during the continuation of an Event of Default or following the end of the Availability Period and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Securities Intermediary shall deposit into the Unfunded Exposure Account an amount of such Principal Collections designated by the Borrower (or the Collateral Manager on its behalf) equal to the lesser of (i) the aggregate amount of such Principal Collections and (ii) the Unfunded Exposure Shortfall.

Section 2.18 CLO Takeouts and Transfers to a Permitted CLO Issuer. (a) In connection with a Permitted CLO for which the Administrative Agent has provided its prior written consent (its sole discretion) or a CLO Takeout, the Borrower may notify the Administrative Agent in writing (with a copy to the Collateral Agent and the Collateral Administrator) of a date on which the Permitted CLO Securities or CLO Takeout Securities, as applicable, will be issued (such date, the “Required Principal Payment Date”), the proceeds of which shall be used to repay the Borrower’s Obligations with respect to all or a portion of the Outstanding Amount of the Loans, together with the accrued and unpaid interest and Commitment Fees, in an amount, after giving effect to such payment and the sale or transfer of the related Collateral Assets (or in the case of a Permitted CLO, Permitted CLO Transferred Assets) to the Permitted CLO Issuer or CLO Takeout Issuer, as applicable, that would result in the Required Payment Condition to be satisfied on the Required Principal Payment Date (such amount payable to the Lenders, the “Required Payment Amount”).

(b) In the case of a Permitted CLO, on the Business Day after the date on which the Borrower notifies the Administrative Agent of a Required Principal Payment Date pursuant to the preceding sentence, the Borrower shall provide to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) a list of Collateral Assets that the Borrower will sell or transfer (such Collateral Assets, the “Permitted CLO Transferred Assets”) to the Permitted CLO Issuer of the Permitted CLO Securities described in the first sentence of clause (a) of this Section 2.18 on or prior to the related Permitted CLO Closing Date; provided, that once a Collateral Asset is placed on such list, the Borrower may not remove such Collateral Asset from such list unless either (i) the Borrower has committed to sell or dispose of such Collateral Asset to a buyer that is not a Permitted CLO Issuer or (ii) the Collateral Asset being removed is not eligible for purchase by the Permitted CLO and for which the following conditions are satisfied: (A) necessary monies are deposited into the Principal Collection Account so that, after giving effect to such removal, the requirements of clause (B) below are satisfied, (B) prior to and after giving effect to the proposed removal, no Borrowing Base Deficiency exists or failure to satisfy the Interest Coverage Ratio has occurred and (C) no Default or Event of Default shall have occurred and be continuing on the date of the Borrower makes such removal; provided further that, the Leverage Step Up Period shall be terminated immediately with respect to any Collateral Asset that is removed from such list and such Collateral Asset shall no longer be deemed a Permitted CLO Transferred Asset. Each list of Permitted CLO Transferred Assets shall include a calculation and certification from the Borrower demonstrating that no Borrowing Base Deficiency shall exist or failure to satisfy the Interest Coverage Ratio shall occur after giving pro forma effect to the Permitted CLO Transferred Assets being sold or transferred to the Permitted CLO Issuer and the repayment of the Outstanding Amount of the Loans (together with accrued and unpaid interest and Commitment Fees), in each case, on the Required Principal Payment Date.

(c) On the date of such CLO Takeout or Permitted CLO, all proceeds payable to the Borrower from such CLO Takeout or Permitted CLO (net of reasonable expenses incurred in connection with such CLO Takeout or Permitted CLO) will be deposited directly into the Collection Account.

(d) In connection with any CLO Takeout or Permitted CLO, following deposit of the net proceeds from such CLO Takeout or Permitted CLO into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such CLO Takeout or Permitted CLO and such portion of the Collateral subject to such CLO Takeout or Permitted CLO shall be released from the Lien of the Security Agreement.

(e) In connection with any CLO Takeout or Permitted CLO, the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such CLO Takeout or Permitted CLO to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this clause (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, the Collateral Agent and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as will enable the Borrower, the Collateral Agent or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (B) or (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower Parent described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower, the Collateral Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower, the Collateral Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Agent or the Administrative Agent as may be necessary for the Borrower, the Collateral Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower, the Collateral Agent and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the Payment in Full of the Obligations (or satisfaction or discharge thereof).

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted after the date of this Agreement that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate, then, upon written notice thereof by such Lender to the Borrower (through the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator), (a) any obligation of such Lender to make or maintain SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the SOFR Component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon written demand from such Lender (with a copy to the Administrative Agent and the Collateral Agent), prepay all SOFR Loans or if applicable, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR Component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03 Inability to Determine Rates. (a) If in connection with any request for a SOFR Loan or a conversion of Base Rate Loans to SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b) and the circumstances under clause (i) of Section 3.03(b), or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for any determination date(s) or Interest Period, as applicable, with respect to a proposed SOFR

Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify in writing the Borrower and each Lender (with a copy to the Collateral Agent and the Collateral Administrator).

Thereafter, the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to SOFR Loans, shall be suspended in each case to the extent of the affected Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the SOFR Component of the Base Rate, the utilization of the SOFR Component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice, which revocation shall be processed as soon as commercially possible upon cessation of events giving rise to such conditions described above.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the amount specified therein and (ii) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately.

(b) Replacement of SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower and the Collateral Agent) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and, in each case, such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be representative or made available or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR on a representative basis (the date on which SOFR is no longer representative or available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to any Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing SOFR for Dollars or any then current Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders, the Collateral Agent and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower, the Collateral Agent, the Collateral Administrator and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation and administration of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall provide notice of such amendment implementing such Conforming Changes to the Borrower, the Collateral Agent, the Collateral Administrator and the Lenders reasonably promptly after such amendment becomes effective.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement, SOFR Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender (such Lender, an “Affected Person”), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that the Borrower is charged similarly to borrowers under a credit facility backed by assets similar to the Collateral Assets whom such Lender is charging such additional amounts (or similar additional amounts) in similar circumstances, and such additional amounts are determined by such Lender in a manner that is consistent with the manner in which it determines such additional amounts (or similar additional amounts) charged to such other borrowers; provided, however, that the Lenders are not required to disclose any items that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations (for the avoidance of doubt, including, but not limited to, any confidential information or documents under any other credit facility to which such Lender is a party thereto).

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, upon the written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error and shall certify as to compliance with Section 3.04(d) below. The Borrower shall pay such Lender the amount shown as due on any such certificate on the next following Payment Date.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. Upon written demand of any Lender (which demand shall set forth in reasonable detail the basis for requesting such amounts, with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss (excluding loss of anticipated profits), cost or expense incurred (including, for avoidance of doubt, break funding costs) by it as a result of:

(a) any conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of an Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower unless such notice is rescinded in accordance with the terms hereof.

The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender gives a notice pursuant to Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a) that would eliminate the amounts payable under Section 3.01 or Section 3.04 or eliminate the need for notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 11.13 or terminate such Lender’s portion of the Aggregate Commitments in accordance with the provisions of Section 2.04 in each case without penalty or premium.

Section 3.07 Survival. All obligations of the Borrower under this Article III shall survive the Payment in Full of the Obligations and the resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in respect of the initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or .pdf copies unless otherwise specified, each properly executed by a Responsible Officer of the applicable Persons, each dated the Closing Date (or, in the case of certificates of governmental officials, a reasonably recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of the Loan Documents;

(ii) Notes executed by the Borrower in favor of each Lender requesting Notes;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower and the Collateral Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower and the Collateral Manager is duly organized, incorporated or registered, as applicable, and that each of the Borrower and the Collateral Manager is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization, incorporation or registration;

(v) a customary opinion of Dechert LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to certain matters concerning the Borrower, the Collateral Manager and the Loan Documents as the Required Lenders may reasonably request, including as to non-consolidation concerning the Borrower and the Loan Documents;

(vi) a customary opinion of Dentons LLP, counsel to the Collateral Agent, the Collateral Custodian and the Collateral Administrator, addressed to the Administrative Agent and each Lender, as to certain matters concerning the Collateral Agent, the Collateral Custodian and the Collateral Administrator as the Required Lenders may reasonably request;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02 have been satisfied and (B) that there has been no event or circumstance since the date of the most recent financial statements delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) a certificate of a Responsible Officer of each of the Borrower and the Collateral Manager either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Person and the validity against such Person of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ix) the documentation and other information that has been requested in writing in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 10 days prior to the Closing Date;

(x) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date that have been invoiced shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of one outside counsel and one local counsel for each applicable jurisdiction (to the extent applicable) to each of (x) the Administrative Agent and the Lenders and (y) the Collateral Agent, the Collateral Custodian, the Collateral Administrator and the Securities Intermediary (in each case, directly to such counsel if requested by any such Secured Party), to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and such Secured Party); provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 11.04.

(d) The representations and warranties of the Borrower, the Borrower Parent and the Collateral Manager contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the Closing Date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date.

(e) No Default or Event of Default shall exist, or would result from such Borrowing or from the application of the proceeds thereof.

(f) The Administrative Agent and the Lenders shall have a valid and perfected first-priority lien and security interest in the Collateral, all filings (including all UCC financing statements and similar filings contemplated by the Security Agreement and the Sale Agreement, including all back-up filings in relation to Collateral Assets sold thereunder), recordations and searches necessary or desirable in connection with the Collateral shall have been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all Applicable Laws.

(g) All governmental and third party approvals necessary or, in the discretion of the Lender, advisable in connection with the Borrowing shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Lender making the Borrowing.

(h) The initial Lender shall have received and reviewed all financial statements required to be delivered under Section 6.01 and, in each case, such financial statements shall be satisfactory to the initial Lender in its sole discretion.

Section 4.02 Conditions to all Borrowings and Reinvestments. The obligation of each Lender to honor any request for a Borrowing hereunder and any purchase of a Collateral Asset is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower, the Borrower Parent and the Collateral Manager contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the date of such Borrowing and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b) respectively.

(b) No Default or Event of Default shall exist, or would result from such proposed Reinvestment or Borrowing or from the application of the proceeds thereof.

(c) The Availability Period shall not have ended.

(d) In connection with any request for a Borrowing hereunder, the Administrative Agent, the Collateral Administrator and the Collateral Agent shall have received a Loan Notice in accordance with the requirements hereof.

(e) No Borrowing Base Deficiency shall exist on the date of such Reinvestment or Borrowing or would arise after giving effect to the relevant Reinvestment or Borrowing.

(f) After giving effect to the proposed Reinvestment or Borrowing, the Total Outstandings would not exceed the Aggregate Commitments.

(g) The Borrower has complied with all Special Purpose Entity Requirements.

Each Loan Notice submitted by the Borrower or the Collateral Manager (on behalf of the Borrower) shall be deemed to be a representation and warranty that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Closing Date, each Payment Date, each Funding Date, and each other date provided under this Agreement or the other Loan Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below) that:

Section 5.01 Existence, Qualification and Power. The Borrower (a) is duly organized, incorporated or registered, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, (b) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Applicable Law.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than such as have been met or obtained and are in full force and effect.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

Section 5.05 Financial Statements; No Material Adverse Effect. (a) The most recent financial statements delivered pursuant to Section 6.01(a) (to the extent such financial statements have been provided) (i) were prepared in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower Parent as of the date thereof and its results of operations for the period covered thereby in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The most recent financial statements delivered pursuant to Section 6.01(b), (i) were prepared in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the most recent financial statements delivered pursuant to Section 6.01(a) or 6.01(b), as the case may be, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. (I) There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues, and (II) there are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened against the Borrower, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on any of the Collateral, except in the case of each of (I) and (II), with the prior written consent of the Administrative Agent, for actions, suits, proceedings, claims or disputes (i) arising from its role as a lender under the Collateral Assets and (ii) in the case of actions, suits, proceedings, claims or disputes of which it is aware, it has disclosed such action, suit, proceeding, claim or dispute to the Administrative Agent.

Section 5.07 No Default. The Borrower has no Contractual Obligations other than (A) contemplated by (i) the Loan Documents, (ii) the Collateral Assets and (iii) the purchase or sale of Collateral Assets and other financial assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, (B) agreements of service providers to it entered into in the ordinary course of business, and (C) as indicated in Schedule 5.07 (as such Schedule may be updated from time to time by written agreement of the Borrower and the Administrative Agent). The Borrower is not in default in any material respect under or with respect to any Contractual Obligation. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Taxes. (a) The Borrower has filed all federal, state income and other material tax returns and reports required to be filed by it, if any, and has paid or caused to be paid all federal, state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable by it, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) For U.S. federal income tax purposes, (i) the Borrower is a disregarded entity and the Borrower Parent is its sole owner and (ii) the Borrower Parent is a U.S. Person.

Section 5.09 ERISA Matters.

(a) The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b) No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c) The Borrower is not, and will not become at any time, a Benefit Plan Investor. The Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32), or an entity considered to hold the assets of such a governmental plan, subject to Similar Law applicable to Borrower that would subject Lender to any liability under such applicable Similar Law in connection with the Lender’s holding of the Loan.

Section 5.10 Equity Interests. All Equity Interests of the Borrower are duly and validly issued. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests. All Equity Interests of the Borrower are owned by the Borrower Parent.

Section 5.11 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) Neither the Borrower Parent nor the Borrower is required to be registered as an “investment company” under the Investment Company Act.

Section 5.12 Disclosure. The Borrower has made available to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions known to it to which it is subject, and has disclosed all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All information heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Section 5.13 Compliance with Laws. (a) The Borrower is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

(b) Borrower acknowledges that Bank of America’s obligations hereunder shall be subject to all Applicable Laws and, without limitation, the Loan Documents shall not limit the ability of Bank of America to take any actions that it determines, in the exercise of its sole discretion, to be necessary or advisable to comply fully and prudently with any Law, including without limitation any regulatory margin requirement, provided for the avoidance of doubt that this Section 5.13(b) shall not in any way limit the contractual obligations of Bank of America or the other Lenders hereunder or under the other Loan Documents.

Section 5.14 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Borrower is set forth on Schedule 5.14. The Borrower’s exact legal name at the date of this Agreement and any prior legal names, and the Borrower’s jurisdiction of organization, organizational identification number, registered office, in each case at the date of this Agreement and for the four months immediately preceding the date of this Agreement are, in each case, as set forth on Schedule 5.14.

Section 5.15 Anti-Corruption Laws; Sanctions. (a) Neither the Borrower nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is 50% or greater owned by or otherwise controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s list of Specially Designated Nationals and Blocked Persons, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant Sanctions Authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) The Borrower has conducted its business in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions in which the Borrower is located or does business.

(c) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects to the best of the applicable Responsible Officer’s knowledge.

Section 5.16 Solvency. The Borrower is solvent, it is not the subject of any Insolvency Event and it will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Borrower will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 5.17 Payment Date Report. Each Payment Date Report is accurate in all material respects as of the date thereof.

Section 5.18 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability (other than customary restrictions for property similar to such Collateral, including in the case of Collateral Assets the consent of any underlying agent or obligor) and the Borrower has the full right, power and lawful authority to assign by way of security, charge, transfer and pledge the same and interests therein, and upon the making of each Loan, the Administrative Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability (other than customary restrictions for property similar to such Collateral, including in the case of Collateral Assets the consent of any underlying agent or obligor), to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral other than as contemplated by the Loan Documents and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant to the Security Agreement. There are no judgments or Liens for Taxes (other than Permitted Liens) with respect to the Borrower.

Section 5.19 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 5.20 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 5.21 Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

Section 5.22 Indebtedness. The Borrower has no Indebtedness, secured or unsecured, other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) contingent obligations in respect of funding additional loans for any obligor, but only to the extent set forth in the Underlying Instruments for the original Collateral Asset to such obligor and as set forth herein and (iii) ordinary course business expenses arising pursuant to transactions contemplated by this Agreement or the other Loan Documents (it being understood for the avoidance of doubt that neither the obligation of it to fund any unfunded commitment in respect of any Collateral Asset nor any indemnity obligation owed to the Administrative Agent or any service provider in the ordinary course of business shall be considered Indebtedness for any purpose hereunder).

Section 5.23 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any other Loan Document to which the Borrower is a party.

Section 5.24 No Subsidiaries. The Borrower has no subsidiaries.

Section 5.25 Set-Off, Etc. No Collateral Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the obligor with respect thereto, except, in each case, pursuant to the Loan Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Collateral Manager Standard.

Section 5.26 Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 6.16 or the Unfunded Exposure Account pursuant to Section 2.17.

Section 5.27 [Reserved].

Section 5.28 Use of Proceeds. None of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X, as promulgated by the FRB.

Section 5.29 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Collateral Manager, and the Borrower hereby acknowledges that the Administrative Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Collateral Manager (other than as expressly set forth herein and in the other Loan Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(a) The Borrower:

(i) has never owned any property other than (i) the assets that are the subject of the current transaction and (ii) similar corporate loans with no future funding obligations that have not been either fully funded or completely assumed by third parties (“Subject Assets”) and personal property necessary or incidental to its ownership or operation of the Subject Assets and has never engaged in any business other than the acquisition, ownership, operation and sale or disposition of the Subject Assets, and the financing and other transactions contemplated herein;

(ii) has accomplished each amendment of its Organization Documents in accordance with the relevant provisions of said Organization Documents prior to its amendment from time to time.

(b) Since its formation, the Borrower:

(i) has not entered into any contract or agreement with any Related Party, including the Loan Documents, except in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(ii) has paid all of its debts and liabilities that are not currently outstanding solely from its assets;

(iii) has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its separate existence;

(iv) has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person;

(v) has not had its assets listed as assets on the financial statement of any other Person unless (a) financial statements of such other Person contained an appropriate notation indicating the separateness of Borrower from such Person and indicating that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Person and (b) such assets were also listed on the Borrower’s own balance sheet;

(vi) has filed its own tax returns separate from those of any other Person (except to the extent that it has been a tax-disregarded entity not required to file tax returns under Applicable Law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person;

(vii) has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party);

(viii) has corrected any known misunderstanding regarding its status as a separate entity;

(ix) has conducted all of its business and held all of its assets solely in its own name;

(x) has not identified itself or any of its Affiliates as a division or part of the other (for the avoidance of doubt, other than by the Borrower’s inclusion in the consolidated financial statements of another Person in accordance with clause (v));

(xi) has maintained and utilized separate stationery, invoices and checks bearing its own name;

(xii) has not commingled its assets with those of any other Person and has held all of its assets solely in its own name;

(xiii) has not guaranteed or become obligated for the debts of any other Person that are still outstanding;

(xiv) has not held itself out as being responsible for the debts or obligations of any other Person that are still outstanding;

(xv) has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or other Related Party;

(xvi) has not pledged its assets to secure the obligations of any other Person other than to secure its own obligations as permitted by the Loan Documents;

(xvii) has maintained adequate capital in light of its contemplated business operations;

(xviii) has maintained a sufficient number of employees (which may be zero) in light of its contemplated business operations and has paid the salaries of its own employees solely from its own funds;

(xix) has not owned any subsidiary or any equity interest in any other entity and is not a survivor of a merger with or of any other entities and has not acquired obligations or securities of its managers, members or Affiliates, as applicable;

(xx) has not incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents;

(xxi) has not maintained its assets in such manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; and

(xxii) has not had any of its obligations guaranteed by an Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan).

Section 5.30 Loan Documents. The Loan Documents delivered to the Administrative Agent, the Collateral Agent or the Collateral Administrator, as applicable, represent all material agreements relating to the purchase of Collateral Assets by the Borrower as of the Closing Date. Upon the purchase and/or contribution of each Collateral Asset (or an interest in a Collateral Asset) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Asset and all assets relating thereto (or, if subject to a Sale Agreement, will be the lawful owner of a 100% undivided participation interest in such Collateral Asset prior to the elevation of such participation interest to a loan); provided that, with respect to any Closing Date Participation Interest, the Borrower shall not be the record owner of the underlying Bank Loan until such Closing Date Participation Interest has been elevated to a loan. The purchases of such assets by the Borrower are intended to constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower are intended to constitute valid and true transfers for consideration.

Section 5.31 Eligibility of Collateral Assets. All Collateral Assets included as Eligible Collateral Assets in the Borrowing Base as of such date are Eligible Collateral Assets.

Section 5.32 Broker-Dealer. The Borrower is not a broker-dealer subject to the Securities Investor Protection Act of 1970, as amended.

Section 5.33 Instructions to Obligors. The Pass-Through Collection Account is the only account to which obligors have been instructed by the Borrower, or the Collateral Manager on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Administrative Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

Section 5.34 EEA Financial Institution. The Borrower is not an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Payment in Full of the Obligations, the Borrower shall:

Section 6.01 Financial Statements. Deliver (or cause to be delivered) to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 150 days after the end of each fiscal year of each of the Borrower Parent (beginning with the fiscal year ending 2026), a consolidated balance sheet of the Borrower Parent as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with the Applicable Accounting Standard; provided, that the financial statements required to be delivered pursuant to this clause (a) which are made available via EDGAR, or any successor system of the SEC, in the Borrower Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available;

(b) as soon as available, but in any event within 120 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower Parent (commencing with the first full fiscal quarter ended after the Closing Date), a consolidated balance sheet of each of the Borrower Parent as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with the Applicable Accounting Standard, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the financial statements required to be delivered pursuant to this clause (b) which are made available via EDGAR, or any successor system of the SEC, in the Borrower Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available;

Section 6.02 Certificates; Other Information. Deliver or cause to be delivered to the Administrative Agent (who will forward to each Lender):

(a) [reserved];

(b) concurrently with (or no later than two Business Days following delivery of such financial statements) the delivery of any of the financial statements or Payment Date Report, a duly completed Compliance Certificate of the Borrower signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), including, with respect to each Payment Date Report immediately succeeding an ICR Determination Date, (i) a calculation of the Interest Coverage Ratio for the previous ICR Determination Period and (ii) a certification in connection therewith the satisfaction of the Interest Coverage Test as of the applicable ICR Determination Date;

(c) promptly, and in any event within five Business Days after receipt thereof to the extent permitted by Applicable Law and subject to reasonable confidentiality and other restrictions imposed by the Borrower, the Borrower Parent or the Collateral Manager, as applicable, copies of each notice or other correspondence received by the Borrower, the Borrower Parent or the Collateral Manager from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material non-routine investigation or possible investigation or other material non-routine inquiry by such agency regarding financial or other operational results of any such entity;

(d) promptly following the delivery to all or substantially all of the investors in the Borrower Parent, copies of all material financial statements, appraisal reports, notices, investor letters and other matters at any time or from time to time furnished to such investors;

(e) promptly following any written request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, so long as such information is within the possession of the Borrower or may be obtained with neither undue burden nor expense.

Documents required to be delivered pursuant to this Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Borrower or the Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 11.02, (ii) such documents are posted on the Borrower’s or the Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) the Borrower provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Borrower’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.03 Notices. Promptly notify the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Administrator) upon the Borrower becoming aware of:

(a) the occurrence of any Default, Event of Default, Unmatured Collateral Manager Termination Event or Collateral Manager Termination Event;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the Borrower Parent or the Collateral Manager; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving the Borrower, the Borrower Parent or the Collateral Manager and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the Borrower Parent or the Collateral Manager;

(c) the occurrence of any Collateral Asset Trigger Event;

(d) any event or circumstance whereby any Collateral Asset which was included in the latest calculation of the Borrowing Base as an Eligible Collateral Asset shall fail to meet one or more of the Eligibility Criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Collateral Asset, if applicable); and

(e) any material change in accounting policies or financial reporting practices by the Borrower or the Borrower Parent.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

In addition, on each Business Day during a Leverage Step Up Period, the Borrower shall notify the Administrative Agent in writing (which may be by electronic mail, with a copy to the Collateral Agent and the Collateral Administrator) of the Collateral Assets that have been designated by the Borrower as Permitted CLO Transferred Assets as of the immediately preceding Business Day.

Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by the Borrower and (b) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 6.05 Preservation of Existence, Etc. To the maximum extent permitted pursuant to Applicable Laws, (a) preserve, renew and maintain in full force and effect its legal existence and good standing (if applicable) under the Laws of the jurisdiction of its organization, incorporation or registration except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all rights, privileges, authorizations, approvals, permits, licenses and franchises necessary or desirable in the normal conduct of its business and (c) observe all organizational procedures required by its organizational documents. At least 30 days prior the effective date thereof, the Borrower shall provide to the Administrative Agent notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 6.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 6.07 Further Assurances. At any time or from time to time upon the reasonable written request of the Administrative Agent, execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably deem necessary in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

Section 6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with the Applicable Accounting Standard consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.

Section 6.10 Inspection Rights. Permit employees, representatives and independent contractors of the Administrative Agent (on behalf of the Lenders) to visit and inspect any of its properties (or to the extent reasonably necessary or appropriate and subject to reasonable restrictions regarding access to information not related to the Borrower, to examine the foregoing records, the properties of Collateral Manager or Borrower Parent) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom other than items protected by attorney-client privilege or that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations, and to discuss its affairs, finances and accounts with its independent public accountants and Responsible Officers having knowledge of such matters, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that when an Event of Default exists the Administrative Agent (accompanied by any requesting Lender) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further that so long as no Event of Default has occurred and is continuing, (x) such visits and inspections shall occur (i) upon no less than two Business Days’ prior written notice and (ii) no more than once per fiscal year and (y) no more than one such visit and inspection shall be at the expense of the Borrower per fiscal year.

Section 6.11 Organization Documents. Give reasonable prior notice to the Administrative Agent of any amendment to its Organization Documents.

Section 6.12 Security Interest. Maintain a first-priority (subject to Permitted Liens), perfected security interest in the Collateral (to the extent required by the Security Agreement) for the benefit of the Secured Parties, their successors, transferees and assigns so long as this Agreement is in effect.

Section 6.13 Anti-Corruption Laws; Sanctions Policies and Procedures. Maintain policies and procedures reasonably designed to ensure compliance with Sanctions and applicable anti-corruption legislation.

Section 6.14 Compliance with Anti-Corruption Laws and Sanctions. Conduct its businesses, in all material respects, in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions in which the Borrower is located or does business and with all applicable Sanctions.

Section 6.15 Tangible Net Worth. Maintain at all times a positive Tangible Net Worth. It shall promptly notify the Administrative Agent of the occurrence of any event with respect to it that causes it to fail to have a positive Tangible Net Worth promptly upon, and in any event within three Business Days of, obtaining actual knowledge of such event.

Section 6.16 Deposit of Collections. Transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the Business Day following the date such Collections are received by the Borrower, the Collateral Manager or any of their respective Affiliates.

Section 6.17 Taxes. (i) File or cause to be filed all federal income, state income and other material tax returns required to be filed, if any, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (ii) will pay or cause to be paid all federal income, state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, due and payable by it, except those which are being contested in good faith by appropriate proceedings diligently conducted and (iii) will at all times be an entity that is disregard as an entity separate from its owner for U.S. federal income tax purposes; provided that adequate reserves in accordance with the Applicable Accounting Standard are being maintained by the Borrower.

Section 6.18 Performance of Loan Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Loan Documents to which it is a party to be performed or observed by it, maintain such Loan Documents in full force and effect, and enforce such Loan Documents in accordance with their terms, and (ii) upon reasonable request of the Administrative Agent, make to any other party to such Loan Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 6.19 Delivery of Collateral Asset Files. Deliver (or the Collateral Manager on behalf of the Borrower shall deliver) to the Collateral Custodian or the Collateral Administrator, as applicable (with a copy to the Administrative Agent via e-mail) the Collateral Asset Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date.

Section 6.20 Compliance with Legal Opinions. Take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinion of Dechert LLP, as special counsel to the Borrower, relating to the issues of substantive consolidation of the Collateral Assets.

Section 6.21 Use of Proceeds. Use the proceeds of any Borrowing solely for a Permitted Use.

ARTICLE VII

NEGATIVE COVENANTS

Until the Payment in Full of the Obligations, the Borrower shall not:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

Section 7.02 Investments.

(a) Own any Structured Finance Security.

(b) Form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents.

Section 7.03 Indebtedness; Bank Accounts. (a) Create, incur, assume or suffer to exist any Indebtedness, except the Indebtedness contemplated or permitted by the Loan Documents and Contractual Obligations arising in respect of the Collateral Assets; or (b) open or establish any bank accounts except as contemplated by the Loan Documents.

Section 7.04 Fundamental Changes. Except as permitted by Section 2.18 in connection with a Permitted CLO, merge, dissolve, liquidate, wind-up, consolidate with or into another Person, enter into any division or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

Section 7.05 Sale of Collateral Assets. (a) Sell, assign, transfer, convey or otherwise dispose (including without limitation, any effective transfer or other disposition as a result of a division) of any Collateral Asset other than (x) pursuant to a Permitted CLO or a CLO Takeout in accordance with Section 2.18 or (y) in accordance with Section 2.03(b) or Section 2.15.

(b) Apply the proceeds of any Disposition of all or any portion of the Collateral except toward (i) a Permitted Use, (ii) the repayment of Loans or the payment of fees or interest on Loans hereunder, (iii) transfers to a Permitted CLO Issuer pursuant to Section 2.18 and (iv) subject to Section 7.06, a Restricted Payment.

(c) Permit a sale or other transfer of all or substantially all the Collateral Assets to a Permitted CLO Issuer (which may include by way of a Permitted CLO Transfer) unless the net proceeds expected to be received from the issuance of the Permitted CLO Securities by such Permitted CLO Issuer will be sufficient, when used to acquire such Collateral Assets, to pay the Required Payment Amount in full to the Lenders.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, the Borrower may make distributions (i) of amounts paid to it pursuant to Section 2.13, (ii) of amounts required to effect a CLO Takeout or a Permitted CLO in accordance with Section 2.18 or (iii) upon two (2) Business Days’ prior written notice (which may be via email) to the Administrative Agent, of Interest Collections and/or Principal Collections on any other Business Day on which the conditions in the following proviso are satisfied; provided that, in each case, as certified in writing by the Borrower or the Collateral Manager to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) on the date of any CLO Takeout, Permitted CLO or any other Restricted Payment under clause (iii) above, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) no Borrowing Base Deficiency or other Test Failure shall have occurred and be continuing or would result therefrom, (C) sufficient proceeds will be available for all required payments to be made pursuant to Section 2.13(a) and (b) on the immediately succeeding Payment Date (or on such date, if the date of the related CLO Takeout or Permitted CLO is a Payment Date), on a pro forma basis, as determined by the Collateral Manager (not to be called into question as a result of subsequent events), (D) the Market Value Test is satisfied and will be satisfied on a pro forma basis after giving effect to the proposed distribution and (E) and in connection with a Permitted CLO or CLO Takeout if after giving effect to such distribution, sufficient proceeds remain for all payments to be made in satisfaction of all Obligations pursuant to this Agreement on the next Payment Date, as certified in writing by the Borrower or the Collateral Manager to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator).

Section 7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate or as otherwise permitted by the Loan Documents and without limitation of the foregoing, (i) the Borrower shall not sell any Collateral Assets to the Borrower Parent or the Collateral Manager or to any Affiliate of the Borrower, the Borrower Parent or the Collateral Manager except in accordance with Section 2.15 or Section 2.16, (ii) the Borrower shall not purchase any Collateral Assets from Borrower Parent or from any other Affiliates other than pursuant to the Sale Agreement unless, in the case of clause (ii), such sale or purchase is effected using a form of sale agreement with respect to which the Borrower has delivered to the Administrative Agent a favorable opinion of counsel of nationally recognized standing reasonably acceptable to the Required Lenders, addressed to the Administrative Agent and each Lender, as to such matters concerning such sale as the Required Lenders may reasonably request, (iii) in no event shall the sum of the Principal Balances of all Collateral Assets sold by the Borrower to the Borrower Parent or any Affiliate thereof (excluding any bankruptcy remote special purpose vehicle), in the aggregate since the date of this Agreement, exceed 20.0% of the Net Purchased Asset Balance, measured at the time of any proposed sale.

Section 7.08 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on property of the Borrower (other than to the extent that a Collateral Asset prohibits the Borrower from pledging such Collateral Asset) or (b) requires the grant of a Lien (other than a Permitted Lien) to secure an obligation of the Borrower if a Lien is granted to secure another obligation of the Borrower.

Section 7.09 Use of Proceeds. To its actual knowledge, use the proceeds of any Borrowing (a) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (b) to purchase assets from or securities issued by any Lender’s non-bank “affiliate” (as such term is defined in Regulation W of the FRB) in a manner that would cause any Lender to violate Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the FRB. For the avoidance of doubt, it is acknowledged that the Borrower shall have no increased costs, collateral requirements or additional fees imposed in connection with any Lender’s compliance obligations under Section 23A of the Federal Reserve Act and Regulation W of the FRB, except to the extent that such costs, requirements or fees are a direct result of the Borrower’s breach of this Section 7.09.

Section 7.10 Sanctions. Directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person, to fund any activities of or business with any Person that, at the time of such funding, is subject to Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

Section 7.11 Special Purpose Entity Requirements. (a) Conduct at any time its business or operations in contravention of the Special Purpose Entity Requirements.

(b) Modify, amend or supplement its Organization Documents in any manner inconsistent with the Special Purpose Entity Requirements or otherwise materially adverse to the Lenders without the prior written consent of the Administrative Agent.

(c) Be party to any agreement (other than customary trade related agreements or the agreements evidencing any Collateral Asset) under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 11.20(b), other than with the consent of the Administrative Agent.

Section 7.12 ERISA.

(a) Take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax or penalty under Section 502(i) of ERISA or Section 4975 of the Code.

(b) Sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 7.13 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower as of the date hereof.

Section 7.14 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions in which the Borrower is located or does business.

Section 7.15 Documents. Except as otherwise expressly permitted herein, cancel or terminate any of the Loan Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Loan Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Loan Documents to which it is party (in any capacity) or take any other action under any such agreement prohibited by the terms thereof, unless (in each case) the Administrative Agent shall have consented thereto in its sole discretion.

ARTICLE VIII

[RESERVED]

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower fails to pay in the currency required hereunder (i) all outstanding Obligations on the Maturity Date, or (ii) other than with respect to the Maturity Date, any Interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document and in the case of this clause (ii), such failure to pay is not cured within two (2) Business Days after the same becomes due, unless such failure to pay is due to the action or inaction of the Collateral Agent, in which case such failure to pay is not cured within three (3) Business Days after the same becomes due;

(b) Borrowing Base Deficiency. A Borrowing Base Deficiency exists and the Borrower fails to give written notice of its intent to cure or fails to cure the Borrowing Base Deficiency in accordance with Section 2.03(b);

(c) Specified Covenants. (i) The Borrower fails to perform or observe in any material respect any covenant in Sections 6.01, 6.02, 6.03, 6.05, 6.11, 6.15, 6.16, 6.17(iii), 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, 7.09, 7.11 and 7.13 or (ii) the Borrower Parent fails to perform or observe in any material respect any covenant in Section 6.01 or Section 5.01 of the Sale Agreement; provided that, with respect to Sections 6.01, 6.02, 6.05 and 6.16, no such failure shall constitute an “Event of Default” unless such failure continues for more than (A) with respect to Section 6.01, ten (10) Business Days, (B) with respect to Sections 6.02 and 6.05, five (5) Business Days and (C) with respect to Section 6.16, four (4) Business Days;

(d) Insolvency Event. An Insolvency Event shall have occurred and be continuing with respect to the Borrower;

(e) Other Defaults. Any failure on the part of the Borrower or the Borrower Parent to duly observe or perform in any material respect any other covenants or agreements of the Borrower or the Borrower Parent set forth in this Agreement or the other Loan Documents (other than those specifically addressed by a separate clause under this Section) to which the Borrower or the Borrower Parent is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Borrower Parent by the Administrative Agent and (ii) the date on which a Responsible Officer of the Borrower or the Borrower Parent acquires knowledge thereof;

(f) Representations and Warranties. Any representation, warranty or certification made by the Borrower or the Borrower Parent in any Loan Document or in any certificate delivered pursuant to any Loan Document shall prove to have been incorrect when made and continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Borrower Parent by the Administrative Agent and (y) the date on which a Responsible Officer of the Borrower or the Borrower Parent acquires knowledge thereof;

(g) Security Interest Failure. (i) The Administrative Agent fails for any reason to have a perfected first-priority (subject to any Permitted Liens) security interest in any Collateral in accordance with the terms of the Security Agreement (provided that it will not be an Event of Default if such failure is a result of (A) the Administrative Agent not filing any UCC financing statement amendment relating to the Borrower’s change of name or jurisdiction of formation (solely to the extent that the Borrower provides the Administrative Agent written notice thereof in accordance with the Loan Documents and the parties agree that the Administrative Agent will be responsible for filing such amendment) or (B) any action or inaction by the Administrative Agent or any of its respective agents and such failure is remedied within three (3) Business Days after notice) or (ii) the Borrower ceases to have a valid ownership interest in all of the Collateral, and, in each case, such, as applicable, failure or cessation continues for three (3) Business Days;

(h) Invalidity of Loan Documents. Any material obligation of the Borrower or its Affiliates under any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or the Borrower denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document;

(i) Collateral Manager Termination Event. A Collateral Manager Termination Event shall have occurred and be continuing;

(j) Change in Control. A Change in Control shall have occurred;

(k) Investment Company Act. The Borrower shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Loan Documents shall require registration as an “investment company” within the meaning of the Investment Company Act;

(l) Independent Director. (i) Failure of the Borrower to maintain at least one Independent Director and such failure remains unremedied for ten (10) Business Days, (ii) the removal of any Independent Director without Cause or prior written notice to the Administrative Agent (in each case as required by the Organization Documents of the Borrower) or (iii) an Independent Director of the Borrower that does not meet the definition of “Independent Director” set forth herein shall be appointed without the consent of the Administrative Agent;

(m) Failure to Make Payments. Failure of the Borrower or the Borrower Parent to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $250,000 (or, in the case of the Borrower Parent, $25,000,000), individually or in the aggregate; or the occurrence of any event or condition (after giving effect to any related grace period or any required notice) that gives rise to a right of acceleration with respect to any such recourse debt in excess of $250,000 (or, in the case of the Borrower Parent, $25,000,000);

(n) Judgments. Any court shall render a final, non-appealable judgment against the Borrower or the Borrower Parent in an amount in excess of $250,000 (or, in the case of the Borrower Parent, $25,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied or covered by insurance (subject to customary deductibles) within thirty (30) days of the making thereof;

(o) Settlements. The Borrower shall have made payments (other than payments made on behalf of the Borrower from insurance proceeds) individually or in aggregate in excess of $250,000 in settlement of any litigation claim or dispute;

(p) Special Purpose Entity. The Borrower shall fail to qualify as a special purpose entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive non-consolidation opinion, or equivalent opinion, with respect to the Borrower;

(q) Assignment. The Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Loan Document without first obtaining the specific written consent of each Lender, which consent may be withheld in the exercise of its sole and absolute discretion;

(r) Tax Liens. The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower and such Lien shall not have been released within five (5) Business Days;

(s) Deposits. The failure on the part of the Borrower or the Collateral Manager to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Loan Documents) required by the terms of any Loan Document or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, save where the Borrower or the Collateral Manager remedies such failure within five (5) Business Days upon obtaining actual knowledge thereof;

(t) [Reserved];

(u) Regulatory Event. A Regulatory Event occurs with respect to the Borrower;

(v) ERISA Event. An ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect; or

(w) Interest Coverage Test. The Interest Coverage Test is not satisfied on any ICR Determination Date and the Borrower fails to cure such failure in accordance with Section 2.03(b).

Section 9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may (and shall at the request of the Required Lenders) take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) deliver a notice of exclusive control in relation to the Accounts and give instructions to the Collateral Agent in relation thereto under the provisions of the Loan Documents, and may (in addition to all other rights and remedies under the Loan Documents and of a secured party under the UCC and other legal or equitable remedies), subject to the terms of the Loan Documents, realize upon the Collateral, and may, if the Loans have been accelerated in accordance with this Agreement immediately sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof, subject to, and in accordance with the terms of the Security Agreement;

(d) send obligor notification forms to give notice to the obligors of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent; or

(e) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided that upon the occurrence of an Insolvency Event with respect to the Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all Interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

ARTICLE X

ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall have no rights as third party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or those rights and powers that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon in the absence of its own gross negligence or willful misconduct. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other independent experts selected by it with due care, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any non-Affiliated sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, if no Event of Default exists or is continuing upon the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and if an Event of Default exists and is continuing in consultation with the Borrower, to appoint a successor, which at all times shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed

Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a structured lending facility and (ii) it is engaged in making, acquiring or holding structured loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 10.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under

Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which the Borrower is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized (i) to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 11.01 of this Agreement), (iii) to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10.10 Collateral Matters. Without limiting the provisions of Section 10.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and Payment in Full of the Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and

(c) to acknowledge that the Lien of the Administrative Agent under any Loan Document does not encumber a Collateral Asset that has been sold by the Borrower for cash consideration if (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.11 Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Collateral Manager under the Loan Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Loan Documents), ratably according to the outstanding amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Loan Documents or any other document furnished in connection herewith or therewith.

Section 10.12 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Secured Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Secured Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Secured Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc. Except in connection with the adoption of a Successor Rate, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than any Fee Letter, which may be amended, waived, discharged or terminated in accordance with its terms), and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Administrative Agent and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders and the Borrower shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate and, for the avoidance of doubt, this clause (d) shall not apply in the case of an amendment to adopt a Successor Rate;

(e) change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

and, provided, further that (i) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary, in each case without the prior written consent of the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary, as applicable, (ii) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Manager without the prior written consent of the Collateral Manager and (iii) each Lender Fee Letter may be amended, or rights or privileges thereunder may be waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately and materially adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 11.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Collateral Custodian, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by overnight courier service shall be deemed to have been given one Business Day after delivery to such courier; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below, shall be effective as provided in such Section 11.02(b).

The Collateral Agent and the Collateral Custodian agree to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Collateral Agent or the Collateral Custodian an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent or the Collateral Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Collateral Agent or the Collateral Custodian in its discretion elects to act upon such instructions, the Collateral Agent or the Collateral Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Collateral Agent and the Collateral Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent or the Collateral Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent or the Collateral Custodian, including without limitation the risk of the Collateral Agent or the Collateral Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances. The provisions of this paragraph shall similarly apply to any such instructions given to the Collateral Administrator and the Securities Intermediary, mutatis mutandis.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient; provided, further, that any notice required to be sent to the Collateral Agent, the Collateral Custodian, the Securities Intermediary or the Collateral Administrator shall be required to be delivered to the address set forth on Schedule 11.02.

(c) The Platform. Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (A) it will use its reasonable efforts to cause all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or messaging service, or through the Internet.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities Laws.

(d) Effectiveness of Facsimile or Electronic Mail Documents. Loan Documents may be transmitted by facsimile or electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.

(e) Change of Address, Etc. The Borrower, the Administrative Agent, the Collateral Agent or the Collateral Custodian may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f) Reliance by Administrative Agent, the Collateral Agent, the Collateral Custodian and Lenders. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of, and reasonably believed in good faith to be given by or on behalf of, the Borrower, in the absence of such Person’s gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the

Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a)(i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents or (iii) the Collateral Custodian from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Custodian) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Secured Parties (including the reasonable and documented fees, charges and disbursements of one outside counsel and one local counsel for each applicable jurisdiction (to the extent applicable) for each of (x) the Administrative Agent and the Lenders, (y) the Collateral Agent, the Collateral Custodian and the Securities Intermediary and (z) the Collateral Administrator (in each case, without duplication of any such counsel fees that the Borrower directs to be paid on a Permitted CLO Closing Date)), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), other than those which result from a claim brought by the Borrower or the Collateral Manager against the Administrative Agent for its gross negligence/willful misconduct hereunder or under any other Loan Document, if such Person has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (ii) all reasonable and documented out-of-pocket expenses incurred by the Secured Parties (including the reasonable and documented fees, charges and disbursements of one outside counsel and one local counsel for each applicable jurisdiction (to the extent applicable) for each of (x) the Administrative Agent and the Lenders, as a whole and (y) the Collateral Agent, the Collateral Custodian and the Securities Intermediary, as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding and in addition to the foregoing, the Borrower shall bear the costs and expenses of the Administrative Agent for all audits and inspections permitted by Section 6.10 and Section 12.05, and the Collateral Management Agreement, subject to a maximum of $100,000 per annum of such costs and expenses in the aggregate, and any additional audits, inspections, costs or expenses in excess of $100,000 per annum shall be for the account of the Administrative Agent; provided that during the continuance of an Event of Default, the Borrower shall be required to bear the expense of all such inspections and audits.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable and documented costs, losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any one outside counsel for any Indemnitee, along with one local counsel for each applicable jurisdiction) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower), other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement of any provision of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary and their respective Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including without limitation any such claim, litigation or proceeding arising from any sale or distribution of securities by the Borrower), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. If the Borrower has made any payment pursuant to this Section 11.04(b) and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Borrower such amounts collected.

(c) [Reserved].

(d) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary (or any sub-agent thereof), or any Related Party of the foregoing, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary (or any sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.04(d) are subject to the provisions of Section 2.10(d).

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not limit any obligation of the Borrower to indemnify any Indemnitee for any such damages to the extent successfully claimed by any third party. No Indemnitee referred to in Section 11.04(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final and nonappealable judgment of a court of competent jurisdiction or breach of an obligation hereunder.

(f) Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(g) Sufficiency of Remedies. Borrower hereby acknowledges that (i) any and all claims, damages and demands against the Administrative Agent or any Lender arising out of, or in connection with, the exercise by such Person of any of such Person’s rights or remedies under the Facility can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Borrower Parent or the Collateral Manager as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Borrower Parent or the Collateral Manager as a result of, or in connection with, any such claims, damages or demands.

(h) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(f) shall survive the resignation of the Administrative Agent, the replacement of any Lender and Payment in Full of the Obligations.

Section 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary or any Lender, or the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Collateral Administrator, the Securities Intermediary or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent, the Collateral Custodian, the Collateral Administrator or the Securities Intermediary, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Payment in Full of the Obligations.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (with notice to the Collateral Agent) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 11.06(b)(i)(B) in the aggregate) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any syndication and/or assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) will be required for the syndication or assignment by any Lender of all or a portion of its rights and obligations under this Agreement, unless, subject to the limitations set forth in Section 11.06(b)(v) and Section 11.06(d), (1) an Event of Default has occurred and is continuing at the time of such syndication or assignment or (2) such syndication or assignment is to an Affiliate of a Lender; provided that (x) the Borrower will be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within 5 Business Days after receipt of written notice thereof, (y) the initial Lender may participate any portion of the facility without the consent of the Borrower and (z) the consent of the Borrower shall not be required upon the determination by a Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule); and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, it being understood that for the purposes of such fee, the Borrower will not be considered as a party to each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) any Competitor unless an Event of Default has occurred and is continuing or (D) to a natural Person or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person (any such Person described in clause (A), (B), (C) or (D), a “Disqualified Lender”).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon written request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Disqualified Lender or a Lender who is a Benefit Plan Investor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(d) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.04 and Section 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06(b) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Status as Approved Lender. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder, and each Participant, must at all times be an Approved Lender. Accordingly:

(i) each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Assumption) and (B) on each date on which it makes a Loan hereunder, that it is an Approved Lender;

(ii) each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is an Approved Lender; and

(iii) the Borrower agrees that, to the extent it has the right to consent to any assignment or participation herein, it shall not consent to such assignment or participation hereunder unless it reasonably believes that the assignee or participant is an Approved Lender at the time of such assignment or participation and that such assignment or participation will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the Investment Company Act.

Section 11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator and the Collateral Custodian agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and the applicable Lender or Administrative Agent shall be responsible for any breach by any such Affiliate or Related Party of the confidentiality provisions contained herein), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process with prior written notice to the Borrower, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective Lender of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) to the extent necessary for the Borrower Parent to fulfill any regulatory reporting obligation under applicable law (including, for the avoidance of doubt, posting information related to this Agreement and a copy of this Agreement to EDGAR, if applicable), (i) with the consent of the Borrower or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, the Collateral Manager or any of their respective representatives or agents. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. “Information” means all information received from the Borrower relating to the Borrower, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or its Affiliates, irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have. Each Secured Party agrees to notify in writing the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the final and entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Payment in Full of the Obligations.

Section 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator), require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) to the extent required by the Administrative Agent pursuant to Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such Outstanding Amount and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT

THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WITH REGARD TO THE ENFORCEMENT OF ITS RIGHTS WITH RESPECT TO THE COLLATERAL AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO (OTHER THAN THE COLLATERAL AGENT AND THE COLLATERAL CUSTODIAN) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.17 Electronic Execution of Assignments and Certain Other Documents. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower, the Collateral Manager, the Collateral Agent, the Collateral Custodian and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender (through the Administrative Agent), any Electronic Signature shall be promptly followed by such manually executed counterpart.

None of the Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Collateral Custodian shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the Collateral Agent’s and the Collateral Administrator’s, the Securities Intermediary’s, the Collateral Agent’s and the Collateral Custodian’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the Collateral Agent, the Collateral Administrator, the Securities Intermediary and the Collateral Custodian shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Borrower and each Lender hereby waive (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waive any claim against the Administrative Agent, each Lender, the Collateral Agent, the Collateral Administrator, ,the Securities Intermediary, the Collateral Custodian and each Related Party for any liabilities arising solely from the Administrative Agent’s, the Collateral Agent’s, the Collateral Custodian’s, the Collateral Administrator’s, the Securities Intermediary’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.18 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender), the Collateral Agent and the Collateral Custodian hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Agent, the Collateral Custodian or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Agent, the Collateral Custodian or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Each of the Collateral Agent and the Collateral Custodian hereby notifies the Borrower, the Collateral Manager, the Administrative Agent, each Lender and the Arranger that it is required to obtain, verify and record information that identifies the Borrower, the Collateral Manager, the Administrative Agent, each Lender and the Arranger, which information includes the name and address of the Borrower, the Collateral Manager, the Administrative Agent, each

Lender and the Arranger and other information that will allow the Collateral Agent or the Collateral Custodian, as applicable, to identify the Borrower, the Collateral Manager, the Administrative Agent, each Lender and the Arranger in accordance with the Act. Each of the Borrower, the Collateral Manager, the Administrative Agent, each Lender and the Arranger shall, promptly following a written request by the Collateral Agent or the Collateral Custodian, provide all documentation available to it and other information that the Collateral Agent or the Collateral Custodian requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 11.19 Compliance with Laws. The Borrower acknowledges that Bank of America’s obligations hereunder shall be subject to all Applicable Laws and, without limitation, the Loan Documents shall not limit the ability of Bank of America to take any actions that it determines, in the exercise of its sole discretion, to be necessary or advisable to comply fully and prudently with any Law, including without limitation any regulatory margin requirement.

Section 11.20 Non-Recourse Obligations; No Petition. (a) Each Lender and the Administrative Agent covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 11.20(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. For the avoidance of doubt, this Section 11.20(a) shall not limit or prejudice the rights of the Lenders in respect of any obligation of any Affiliate of the Borrower under any Loan Document or otherwise or the rights of the Lenders in respect of any fraud, willful misconduct, bad faith or material misrepresentation of any Person.

(b) Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the Payment in Full of the Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, examinership, arrangement, insolvency, winding up or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

(c) The provisions of this Section 11.20 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 11.20 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, examinership, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

(d) The provisions of this Section 11.20 shall survive the termination of this Agreement.

Section 11.21 Time of the Essence. Time is of the essence of the Loan Documents.

Section 11.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

Section 11.23 Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c) As used in this Section 11.23, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(v) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Section 11.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

ARTICLE XII

COLLATERAL AGENT

Section 12.01 Designation of Collateral Agent. The role of Collateral Agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 12.01. Citibank, N.A. is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof.

Section 12.02 Duties of the Collateral Agent. (a) Duties. The Collateral Agent shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(ii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Administrative Agent and (y) in any event, it shall only be required to do so prior to the Maturity Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent.

(iii) The Collateral Agent shall distribute (or cause the Securities Intermediary to distribute) funds in accordance with the Payment Date Report delivered with respect to each month in which a Payment Date occurs in accordance with Section 2.13.

(b) The Collateral Agent shall provide to the Collateral Manager (if requested by the Collateral Manager) a copy of all written notices and communications identified as being sent to it in connection with the Collateral Assets and the other Collateral held hereunder which it receives from the related obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Collateral Manager in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from (absent the existence of an Event of Default or a Collateral Manager Termination Event) the Collateral Manager or (during the continuation of an Event of Default or a Collateral Manager Termination Event) the Administrative Agent, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.

Section 12.03 [Reserved].

Section 12.04 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.05 Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Administrator Fee Letter and any other reasonable and documented out-of-pocket accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Collateral Manager, or both but without duplication, to the Collateral Agent and the Securities Intermediary (including Indemnified Amounts under Section 11.04) under the Loan Documents (collectively, the “Collateral Agent and Collateral Administrator Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with Section 11.04 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Loan Documents or in the enforcement of any provision hereof or in the other Loan Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 12.07 and the appointment of a successor Collateral Agent or (ii) the termination of this Agreement. The Collateral Agent’s fees shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Interest Period and shall be based on the par amount of the Aggregate Principal Balance of all Collateral Assets, in each case measured as of the first day of such Interest Period relating to each Payment Date.

Section 12.06 Removal or Resignation of Collateral Agent. (a) The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Collateral Manager, the Borrower, the Administrative Agent and each Lender; provided that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent that meets the eligibility requirements in Section 12.09 has been appointed which successor Collateral Agent, so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Collateral Agent’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent.

(b) The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Agent, may, with the consent of the Collateral Manager (so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing) in its reasonable discretion, remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Agent, the Administrative Agent shall appoint, or the Administrative Agent or the Collateral Agent shall petition a court of competent jurisdiction to appoint, a successor Collateral Agent that, so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower and the Collateral Manager.

(c) Notwithstanding Section 12.07(b), if the Collateral Agent fails to comply with Section 12.09, any Lender may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

Section 12.07 Limitations on Liability. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its bad faith, willful misconduct or grossly negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral. The Collateral Agent shall not be obligated to take any action that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection (other than any possession of possessory collateral) of any security interest granted to any party hereunder or otherwise or (iv) the validity or perfection (other than any possession of possessory collateral) of any such lien or security interest.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Collateral Manager or the Borrower, shall not be responsible for any action or omission of the Administrative Agent, the Lenders, the Collateral Manager, the Borrower or any Lender and, absent written notice to a Responsible Officer of the Collateral Agent, shall be entitled to assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement; provided that the Collateral Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to mitigate the effects of such circumstances and to resume performance as soon as reasonably practicable.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, request instructions from the Collateral Manager and may, after the occurrence of the Maturity Date or during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Administrative Agent, as applicable. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document, certificate, opinion or other document or electronic communication which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on certificates of a Responsible Officer delivered by the Collateral Manager. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(j) The Collateral Agent shall (i) not have any obligation to determine if a Collateral Asset meets the criteria specified in the definition of Eligible Collateral Asset, (ii) have no discretion to select or make investments but shall be entitled to solely rely upon the investment directions of the Borrower (or the Collateral Manager on behalf of the Borrower) and (iii) have no duty or liability to independently confirm or determine whether any investment made hereunder qualifies as a Cash Equivalent.

(k) In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(l) Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Administrative Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(m) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(n) The Collateral Agent may exercise any of its rights or powers hereunder (or under any other Loan Document) or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be liable for any actions or omissions on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misconduct or gross negligence of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Collateral Administrator, the Administrative Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Administrative Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own willful misconduct or gross negligence of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Collateral Manager, the Collateral Administrator, the Administrative Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(o) The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR, or Daily SOFR (or any other Interest Rate, Base Rate, Prime Rate or other applicable rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any transition, replacement or other disruption event or date relating to SOFR or Daily SOFR, (ii) to select, determine or designate any Interest Rate, Base Rate, Prime Rate or other alternate reference rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any spread adjustment or other modifier to any Interest Rate, Base Rate, Prime Rate or other replacement or successor rate or index, or (iv) to determine whether or what amendments or changes (including any Conforming Changes) are necessary or advisable, if any, in connection with any of the foregoing.

(p) The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement or the other Loan Documents as a result of the unavailability of SOFR (or any other Interest Rate, Base Rate, Prime Rate or other applicable rate) and the absence of any Interest Rate, Base Rate, Prime Rate or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement or any other Loan Document and reasonably required for the performance of such duties.

(q) The delivery of reports, and other documents and information to the Collateral Agent hereunder or under any other Loan Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Loan Documents to which it is a party. Whether or not expressly stated in such Loan Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections, immunities and indemnities which are afforded to it in this Agreement.

(r) The Collateral Agent shall not be required to deliver to any Lender or the Administrative Agent originals or copies of any documents, instruments, notices, communications or other information received by the Collateral Agent from the Borrower, the Administrative Agent, any Lender or any other Person under or in connection with this Agreement or any Loan Document except (1) as specifically provided in this Agreement or any Loan Document and (2) as specifically requested from time to time in writing by the Administrative Agent or any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Collateral Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 12.08 Eligibility Requirements for the Collateral Agent. The Collateral Agent hereunder shall at all times (a) be a corporation or national banking association organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, (b) have a long-term unsecured debt or issuer rating of “BBB+” or better by S&P and “Baa3” or better by Moody’s, (c) have (x) in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or (y) in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (d) satisfy the requirements for a trustee set forth in paragraph (a)(4)(i) of Rule 3a-7 under the Investment Company Act. If such corporation publishes reports of condition at least annually, either pursuant to law or to the requirements of such supervising or examining authority, then for the purpose of this Section 12.09, the risk-based capital or the combined capital and surplus of such corporation, as the case may be, shall be deemed to be its risk-based capital or combined capital and surplus as set forth in the most recent report of condition so published. If the Collateral Agent ceases at any time to be eligible in accordance with the provisions of this Section 12.09, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 12.07.

Section 12.09 Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to the Borrower and the Lenders, that as of the date hereof:

(a) the Collateral Agent is a national banking association organized and validly existing under the laws of the United States of America;

(b) the Collateral Agent has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

(c) this Agreement has been duly executed and delivered by the Collateral Agent; and

(d) the Collateral Agent meets the requirements of eligibility as a Collateral Agent hereunder set forth in Section 12.09.

ARTICLE XIII

COLLATERAL CUSTODIAN

Section 13.01 Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Asset Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 13.01. Citibank, N.A. is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section 13.02 Duties of the Collateral Custodian and the Collateral Administrator. (a) Duties. The Collateral Custodian and the Collateral Administrator shall perform, on behalf of the Secured Parties, the following respective duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Asset Files delivered to it in original form by, or on behalf of, the Borrower for each Collateral Asset listed on the Collateral Asset Schedule. The Collateral Administrator (on behalf of the Collateral Custodian) shall take and retain custody of the Collateral Asset Files delivered to it in electronic form by, or on behalf of the Borrower, for each Collateral Asset listed on the Collateral Asset Schedule. Each of the Collateral Custodian and the Collateral Administrator acknowledges that in connection with any Reinvestment, additional Collateral Asset Files (specified on the applicable Collateral Asset Schedule or supplement to the Collateral Asset Schedule) may be delivered to the Collateral Custodian or the Collateral Administrator, as applicable, from time to time. Promptly upon the receipt of any such delivery of Collateral Asset Files and without any review, the Collateral Custodian or the Collateral Administrator, as applicable, shall send notice of such receipt to the Collateral Manager, the Borrower and the Administrative Agent.

(ii) With respect to each Collateral Asset File which has been or will be delivered to the applicable party, the Collateral Custodian or the Collateral Administrator shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Asset File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Asset Files, the Collateral Custodian or the Collateral Administrator, as applicable, shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except as provided herein, no Collateral Asset File or other document constituting a part of a Collateral Asset File shall be released from the possession of the Collateral Custodian or the Collateral Administrator, as applicable.

(iii) The Collateral Custodian shall maintain continuous custody of all Collateral Asset Files delivered to it in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Asset File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Administrative Agent. The Collateral Custodian shall keep the Collateral Asset Files delivered to it clearly segregated from any other documents or instruments in its files. The Collateral Administrator shall maintain continuous custody of all Collateral Asset Files delivered to it in electronic form.

(iv) With respect to the documents comprising each Collateral Asset File, the Collateral Custodian or the Collateral Administrator, as applicable, shall (i) act exclusively as custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Asset File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent or the Collateral Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent or the Collateral Agent, the terms of this Agreement shall control

(v) Each of the Collateral Custodian and the Collateral Administrator shall accept only written instructions of a Responsible Officer of the Collateral Manager or the Administrative Agent concerning the use, handling and disposition of the Collateral Asset Files.

(vi) In the event that (i) the Borrower, the Administrative Agent, the Collateral Manager, the Collateral Administrator or the Collateral Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Asset File or a document included within a Collateral Asset File or (ii) a third party shall institute any court proceeding by which any Collateral Asset File or a document included within a Collateral Asset File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by Law, continue to hold and maintain all the Collateral Asset Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Asset File or a document included within such Collateral Asset File as directed by the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii) The Administrative Agent may direct the Collateral Custodian or the Collateral Administrator, as applicable, to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian or the Collateral Administrator, as applicable, hereunder, the Collateral Custodian or the Collateral Administrator, as applicable, shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that neither the Collateral Custodian nor the Collateral Administrator shall be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian or the Collateral Administrator, as applicable, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian or the Collateral Administrator, as applicable, to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian the Collateral Administrator, as applicable, requests the consent of the Administrative Agent and the Collateral Custodian or the Collateral Administrator, as applicable, does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(viii) Neither the Collateral Custodian nor the Collateral Administrator shall be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian or the Collateral Administrator, as applicable, or the Administrative Agent. Neither the Collateral Custodian nor the Collateral Administrator shall be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of such party has actual knowledge of such matter or written notice thereof is received by the such party.

(ix) The parties acknowledge and agree that the Collateral Custodian is not expecting to receive a significant number of original Collateral Asset Files. In the event the Collateral Custodian receives an amount in excess of its expectation, as determined in its sole discretion, the Collateral Custodian may either (i) appoint a sub-agent custodian or (ii) require the Borrower to enter into a document custody agreement directly with a separate custodian, in each case, in respect of such original Collateral Asset Files.

Section 13.03 Collateral Asset File Review. Notwithstanding anything herein to the contrary, neither the Collateral Custodian nor the Collateral Administrator shall have any obligation to review the Collateral Asset Files delivered to it. Neither the Collateral Custodian nor the Collateral Administrator shall make any representations as to, and neither shall be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Asset File or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Asset.

Section 13.04 Release of Collateral Asset Files. (a) Upon satisfaction of any of the conditions set forth in Section 8.4 of the Security Agreement, the Collateral Manager will provide a certificate of a Responsible Officer to such effect to the Collateral Custodian or the Collateral Administrator, as applicable (with a copy to the Administrative Agent) and shall deliver to the Collateral Custodian or the Collateral Administrator, as applicable, a Request for Release and Receipt with respect to the Collateral Asset File and a copy thereof shall be sent concurrently by the Collateral Manager to the Administrative Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Administrative Agent, the Collateral Custodian or the Collateral Administrator, as applicable, shall within three days release the related Collateral Asset File to the Collateral Manager and the Collateral Manager will not be required to return the related Collateral Asset File to the Collateral Custodian or the Collateral Administrator, as applicable.

(b) From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Assets, including, for this purpose, collection under any insurance policy relating to the Collateral Assets, the Collateral Custodian or the Collateral Administrator, as applicable, shall, upon receipt of a Request for Release and Receipt from a Responsible Officer of the Collateral Manager, release the related Collateral Asset File or the documents set forth in such Request for Release and Receipt to the Collateral Manager. In the event a Default, an Event of Default, an Unmatured Collateral Manager Termination Event or a Collateral Manager Termination Event has occurred and is continuing, the Collateral Manager shall not make any such request with respect to any original documents unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Collateral Manager shall return each and every original document previously requested from the Collateral Asset File to the Collateral Custodian when the need therefor by the Collateral Manager no longer exists. Notwithstanding the foregoing, to the extent that the Collateral Asset File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Collateral Manager shall deliver to the Collateral Custodian or the Collateral Administrator, as applicable, a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Asset File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Collateral Manager substantially in the form of Exhibit I-2, with a copy to the Administrative Agent, stating that such Collateral Asset was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to Section 2.15 or Section 2.18, each of Collateral Custodian and the Collateral Administrator shall within three (3) Business Days (provided, that the Collateral Custodian or the Collateral Administrator, as applicable, has received such request by 12:00 p.m.) after receipt of a Request for Release and Receipt, release the requested Collateral Asset File, and the Collateral Manager will not be required to return the related Collateral Asset File to the Collateral Custodian or the Collateral Administrator, as applicable.

(c) The Collateral Manager may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Assets and such retention and possession shall be in a custodial capacity only. To the extent the Collateral Manager, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Collateral Manager shall do so in accordance with the Collateral Manager Standard as such standard applies to Collateral Managers acting as custodial agent. The Collateral Manager shall promptly report to the Collateral Custodian, the Collateral Administrator, and the Administrative Agent the loss by it of all or part of any Collateral Asset File previously provided to it by the Collateral Custodian or the Collateral Administrator, as applicable, and shall promptly take appropriate action to remedy any such loss. The Collateral Manager shall hold (in accordance with Section 9-313(c) of the UCC) all documents comprising the Collateral Asset Files in its possession as agent of the Administrative Agent. In such custodial capacity, the Collateral Manager shall have and perform the following powers and duties:

(i) hold the Collateral Asset Files and any document comprising a Collateral Asset File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Asset to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Collateral Manager Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Asset Files will be maintained; and

(iii) take all other actions, in accordance with the Collateral Manager Standard, in connection with maintaining custody of such Collateral Asset Files on behalf of the Administrative Agent.

Acting as custodian of the Collateral Asset Files pursuant to this Section 13.04(c), the Collateral Manager agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Assets or the Collateral Asset Files.

Section 13.05 Examination of Collateral Asset Files. Upon reasonable prior notice to the Collateral Custodian or the Collateral Administrator, as applicable, the Borrower, the Collateral Manager and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Asset Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian or the Collateral Administrator, as applicable, relating to any or all of the Collateral Assets. Prior to the occurrence of a Default, an Event of Default, an Unmatured Collateral Manager Termination Event or a Collateral Manager Termination Event, upon the request of the Administrative Agent and at the cost and expense of the Borrower, the Collateral Custodian or the Collateral Administrator, as applicable, shall promptly provide the Administrative Agent with the Collateral Asset Files or copies, as designated by the Administrative Agent, subject to the cap on costs and expenses and other terms and conditions set forth in the Collateral Management Agreement; provided, the neither the Collateral Custodian nor the Collateral Administrator shall be required to provide such copies if it does not receive adequate assurance of payment.

Section 13.06 Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Asset that was in its possession pursuant to Section 6.19 within five (5) Business Days after required or requested by the Administrative Agent (so long as (x) the Collateral Custodian previously certified in writing to the Administrative Agent that it had received such original promissory note and (y) such original promissory note has not been released pursuant to a Request for Release and Receipt), the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Administrative Agent upon request a lost note affidavit.

Section 13.07 Transmission of Collateral Asset Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Asset Files held by it in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Administrative Agent or the Collateral Manager to the Collateral Custodian prior to any shipment of any Collateral Asset Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Administrative Agent or the Collateral Manager (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at the Borrower’s sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Asset Files as the Collateral Manager deems appropriate.

Section 13.08 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to all or substantially all of the document custody business of the Collateral Custodian shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 13.09 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder and as Securities Intermediary under the Account Control Agreement, respectively, the Collateral Custodian and the Securities Intermediary shall be entitled to their respective fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Administrator Fee Letter and any other reasonable and documented out-of-pocket accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Collateral Manager, or both but without duplication, to the Collateral Custodian and the Securities Intermediary (including Indemnified Amounts under Section 11.04) under the Loan Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian and the Securities Intermediary in accordance with Section 11.04(b) for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Collateral Custodian or the Securities Intermediary in accordance with any provision of this Agreement or the other Loan Documents or in the enforcement of any provision hereof or of the other Loan Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 13.10 and the appointment of a successor Collateral Custodian or (ii) the Payment in Full of the Obligations.

Section 13.10 Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Collateral Manager, the Borrower, the Administrative Agent and each Lender; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, the resigning Collateral Custodian and to the successor Collateral Custodian. In the event no successor Collateral Custodian shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian.

(b) The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Custodian, with the consent of the Collateral Manager (so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing) in its reasonable discretion, may remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Administrative Agent shall appoint, or the Administrative Agent or the Collateral Custodian may petition a court of competent jurisdiction to appoint, a successor Collateral Custodian, which such successor Collateral Custodian, so long as no Collateral Manager Termination Event or Event of Default has occurred and is continuing, shall be reasonably acceptable to the Collateral Manager. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Collateral Manager.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Administrative Agent, all the Collateral Asset Files held by it being administered under this Agreement. The cost of the shipment of Collateral Asset Files arising out of the resignation of the Collateral Custodian pursuant to Section 13.10(a), or the termination for cause of the Collateral Custodian pursuant to Section 13.10(b), shall be at the expense of the Collateral Custodian. Any cost of shipment of the Collateral Asset Files arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 13.10(b) shall be at the expense of the Borrower.

Section 13.11 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its bad faith, willful misconduct or gross negligence in the performance or omission of its duties, including its duties in taking and retaining custody of the Collateral Asset Files.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value of any of the Collateral. The Collateral Custodian shall not be obligated to take any action that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, request instructions from the Collateral Manager and may, after the occurrence of the Maturity Date or during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) In the absence of bad faith on the part of the Collateral Custodian, the Collateral Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to the Collateral Custodian, reasonably believed by the Collateral Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document, certificate, opinion or other document or electronic communication which by any provision hereof is specifically required to be furnished to the Collateral Custodian, the Collateral Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Custodian may rely conclusively on certificates of a Responsible Officer delivered by the Collateral Manager. The Collateral Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(j) Without limiting the generality of any terms of this Section 13.11, the Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Administrative Agent, the Borrower or any other Person to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy, delay or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k) The Collateral Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Collateral Manager and the Administrative Agent that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Asset, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l) Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting bad faith, willful misconduct or gross negligence of the Collateral Custodian’s duties hereunder. The Collateral Custodian may exercise any of its rights or powers hereunder (or under any other Loan Document) or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Custodian shall not be liable for any actions or omissions on the part of any unaffiliated agent or attorney appointed hereunder with due care by it.

(m) The Collateral Custodian shall be entitled to the same rights, protections, immunities and indemnities of the Collateral Agent, mutatis mutandis.

Section 13.12 Collateral Custodian and Collateral Administrator as Agent of Administrative Agent. Each of the Collateral Custodian and the Collateral Administrator agrees that, with respect to any Collateral Asset File held by it at any time or times in its possession or held in its name, the Collateral Custodian or the Collateral Administrator, as applicable, shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XIV

THE COLLATERAL ADMINISTRATOR

Section 14.01 Designation of Collateral Administrator.

(a) Initial Collateral Administrator. Until a successor Collateral Administrator is appointed in accordance with this Article XIV, Virtus Group, LP is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of Collateral Administrator pursuant to the terms hereof and of the other Loan Documents to which the Collateral Administrator is a party.

(b) Successor Collateral Administrator. Upon the Collateral Administrator’s receipt of written notice from the Administrative Agent of the designation of a successor Collateral Administrator pursuant to the provisions of Section 14.05, the Collateral Administrator agrees that it will terminate its activities as Collateral Administrator hereunder. Notwithstanding such termination, the Collateral Administrator shall be entitled to receive all accrued and unpaid Collateral Agent and Collateral Administrator Fees and Expenses and Administrative Expenses due and owing to it at the time of such termination.

Section 14.02 Certain Duties and Powers.

(a) The Collateral Administrator shall assist the Borrower and the Collateral Manager in connection with monitoring the Collateral by maintaining a database on certain characteristics of the Collateral on an ongoing basis and providing to the Borrower and the Collateral Manager (and, where applicable, the Borrower’s independent public accountants) certain reports, schedules, calculations all as more particularly described in this Section 14.02 below (in each case, such reports, schedules and calculations shall be prepared in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Agreement) based upon information and data received from the Borrower, the Administrative Agent and/or the Collateral Manager, as required to be prepared and delivered (or which are necessary to be prepared and delivered in order that certain other reports, schedules and calculations can be prepared and delivered) under Article VIII of this Agreement. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically provided for in this Agreement and no implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Administrator. The Collateral Administrator shall not be deemed to assume the obligations of the Borrower, the Administrative Agent or the Collateral Manager hereunder or any other Loan Document, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or Obligations of the Borrower or the Collateral Manager under or pursuant to this Agreement or any other Loan Document. Without limiting the foregoing, the Collateral Administrator shall perform the following functions:

(i) create a collateral database of certain characteristics (to the extent required for the performance of its obligations hereunder, and otherwise as reasonably agreed to between the Collateral Administrator and the Collateral Manager) of the Collateral Assets credited from time to time to the Covered Accounts (the “Collateral Database”); within 15 Business Days of the Closing Date;

(ii) permit access to the information in the Collateral Database by the Collateral Manager, the Administrative Agent and the Borrower;

(iii) update the Collateral Database promptly for ratings changes and for Collateral Assets acquired or sold or otherwise disposed of and for any amendments or changes to Collateral Asset amounts or interest rates (as notified to the Collateral Administrator by the Collateral Manager) and, if direct online viewing access to the foregoing is unavailable, report any updates as of the close of business on the preceding Business Day to the Collateral Database to the Administrative Agent no later than 5:00 p.m. on each Business Day, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Borrower, the Administrative Agent or the Collateral Manager as may be reasonably required by the Collateral Administrator, or by the agents for the obligors from time to time;

(iv) track the Adjusted Principal Balance and the Principal Balance of each Collateral Asset and report such balances to the Administrative Agent and the Collateral Manager no later than 12:00 noon (New York City time) on each Business Day as of the close of business on the preceding Business Day;

(v) track the receipt and daily allocation of cash to the Collection Accounts and any withdrawals therefrom (including the applicable Interest Rates provided to the Collateral Administrator by the Administrative Agent) and, if direct online viewing access to the foregoing is unavailable or upon request by the Administrative Agent, report the balances of the Collection Accounts to the Administrative Agent no later than 5:00 p.m. on each Business Day as of the close of business on the preceding Business Day;

(vi) prepare and make available to the parties required under this Agreement each of the Daily Reports and Payment Date Reports which are required to be provided pursuant to this Agreement by the time specified in this agreement and on the basis of the information contained in the Collateral Database or as provided to the Collateral Administrator by the Borrower, Collateral Manager or Administrative Agent; and

(vii) provide the Collateral Manager with such other information as may be reasonably requested in writing by the Collateral Manager and as is within the possession of the Collateral Administrator.

(b) No provision of this Agreement shall be construed to relieve the Collateral Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct or fraud, except that:

(i) the Collateral Administrator shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Administrator, unless it shall be proven that the Collateral Administrator was grossly negligent in ascertaining the pertinent facts or engaged in fraud or willful misconduct;

(ii) no provision of this Agreement shall require the Collateral Administrator to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services under this Agreement; and

(iii) in no event shall the Collateral Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Collateral Administrator has been advised of the likelihood of such damages and regardless of the form of such action.

(c) The Borrower and the Collateral Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations and information relating to the Daily Reports and Payment Date Reports or as otherwise reasonably requested hereunder. Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of the Assets under this Agreement (it being understood that any such characterization or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Collateral Manager). The Collateral Manager shall review and approve the contents of the aforesaid reports. To the extent the Collateral Manager becomes actually aware that the information with respect to any Collateral Asset in any report, instruction or certificate required to be delivered by the Collateral Administrator conflicts with information, data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Administrator shall cooperate with the Collateral Manager in connection with the Collateral Manager’s review of the contents of the aforesaid reports, instruction and certificates and will use commercially reasonable efforts to provide such items to the Collateral Manager within a reasonably sufficient time (as agreed between the Collateral Manager and the Collateral Administrator) prior to any applicable due date to enable such review. The Collateral Administrator shall have no obligation to determine the Borrowing Base. Nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Collateral Asset in order to verify, confirm, audit or otherwise determine any characteristic thereof. Without limiting the generality of the foregoing, in connection with the preparation of a Collateral Report, the Collateral Manager shall be responsible for providing the Collateral Administrator the information required for such Collateral Report and (ii) the Administrative Agent shall be responsible for providing to the Collateral Administrator the information required by Section 2.08 for such Collateral Report on which the Collateral Agent may conclusively rely. The Collateral Manager and the Administrative Agent shall review and verify the contents of the aforesaid reports (including the Collateral Reports), instructions, statements and certificates. Upon receipt of approval from the Collateral Manager and the Administrative Agent, the Collateral Administrator shall send such reports, instructions, statements and certificates to the Borrower and the Collateral Manager for execution.

(d) The Collateral Administrator shall have no obligation to determine the Current Market Price or the price of any Asset in connection with any actions or duties under this Agreement. Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

(e) The Collateral Administrator shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Custodian, the Collateral Agent, the Securities Intermediary or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Collateral Agent, the Securities Intermediary, the Collateral Custodian or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own willful misconduct, gross negligence or fraud. The Collateral Administrator shall not be liable for failing to perform or any delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Custodian or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator.

(f) It is expressly acknowledged by the Borrower and the Collateral Manager that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Collateral Manager (and/or the Borrower) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such Persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

(g) Nothing herein shall obligate the Collateral Administrator to determine independently any characteristic of a Collateral Asset or to evaluate or verify the Collateral Manager’s characterization of any Asset, including whether any item of Collateral is, including but not limited to, a B- Asset, BB- Asset, Bank Loan, Caa/CCC Asset, Credit Improved Obligation, Credit Risk Obligation, Defaulted Obligation, Deferrable Collateral Asset, Delayed Draw Asset, DIP Loan, Equity Security, First Lien Bank Loan, Foreign Loan, Margin Stock, Second Lien Bank Loan, Senior Secured Bond, Structured Finance Security, Synthetic Lease Obligation, any such determination being based exclusively upon notification the Collateral Administrator receives from the Collateral Manager or from (or in its capacity as) the Collateral Agent (based upon notices received by the Collateral Agent from the obligor, trustee or agent bank under an underlying governing document, or similar source) and nothing herein shall obligate the Collateral Administrator to review or examine any underlying instrument or contract evidencing, governing or guaranteeing or securing any Asset in order to verify, confirm, audit or otherwise determine any characteristic thereof. In addition, the Collateral Manager shall notify the Collateral Administrator of any amendment or modification of a Collateral Asset to the extent a Responsible Officer of the Collateral Manager has actual knowledge of such amendment or modification.

(h) The Collateral Administrator shall promptly forward to the Collateral Manager (i) copies of notices and other writings received by it, in its capacity as Collateral Administrator hereunder, from the obligor or other Person with respect to any Asset or from any Clearing Agency with respect to any Asset advising the holders of such obligation of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof), (ii) all periodic financial reports received by it from such obligor or other Person with respect to such obligation and Clearing Agencies with respect to such obligor and (iii) copies of all documents, legal opinions or any other information, including without limitation, any notices, reports, requests for waiver, consent requests or any other requests relating to corporate actions affecting the Assets received by it (other than any Equity Security, or any other Asset that is not in the form of a loan), in each case to the extent actually received by it in its capacity as Collateral Administrator hereunder. For the avoidance of doubt, Collateral Administrator shall have no liability or responsibility with respect to any such notices or other documents other than to provide them to the Collateral Manager in accordance with this Agreement and the Collateral Administrator shall not be responsible for any actions required or requested to be taken or any discretion to be exercised in connection with such notices or documents which, in each case shall be exercised by the Borrower (or the Collateral Manager on its behalf). With respect to any notices, reports, requests for waiver, consent requests or any other requests relating to corporate actions affecting any Equity Security, or any other Asset that is not in the form of a loan (together, the “Permitted Non-Loan Corporate Actions”), the delivery of such shall be made solely via the Collateral Agent’s corporate action notification system or such other notification method as may be implemented by the Collateral Agent with written notice to the Collateral Manager. In order to receive such Permitted Non-Loan Corporate Actions, the Collateral Manager shall be required to register for an account with Citibank’s corporate action notification system. Other than the Bank providing access to such Permitted Non-Loan Corporate Actions as described in this paragraph, neither the Collateral Administrator nor the Collateral Agent shall have any obligation or liability with respect to any Permitted Non-Loan Corporate Actions.

Section 14.03 Certain Rights of Collateral Administrator.

Notwithstanding any terms herein contained to the contrary, the acceptance by the Collateral Administrator of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a) The Collateral Administrator may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Collateral Manager acting on behalf of the Borrower as to the appropriate course of action desired by it. If the Collateral Administrator does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator shall, as soon as practicable thereafter, notify the Collateral Manager of which course of action, if any, it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(c) Neither the Collateral Administrator nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or Law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, fraud, bad faith or willful misconduct on its part and in breach of the terms of this Agreement. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(d) The Collateral Administrator may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Collateral Administrator in good faith in accordance with the opinion and directions of such counsel, the reasonable cost of such services shall be reimbursed pursuant to Section 14.04 below.

(e) The Collateral Administrator shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Collateral Administrator or unless (and then only to the extent) received in writing by the Collateral Administrator and specifically referencing this Agreement.

(f) No provision of this Agreement shall require the Collateral Administrator to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Collateral Administrator to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Borrower or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby.

(g) The permissive right of the Collateral Administrator to take any action hereunder shall not be construed as a duty.

(h) The Collateral Administrator may act or exercise its duties or powers hereunder through agents or attorneys, and the Collateral Administrator shall not be liable or responsible for the actions or omissions of any such agent or attorney selected by it with reasonable care.

(i) The Collateral Administrator shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control; provided that the Collateral Administrator takes commercially reasonable efforts to resume performance after the cessation of such acts. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

(j) All indemnifications contained in this Agreement in favor of the Collateral Administrator shall survive the termination of this Agreement.

(k) Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent shall be afforded to the Collateral Administrator.

(l) The Collateral Administrator shall not be responsible for the maintenance or operation of any website of the Borrower, which shall be maintained solely by the Borrower (or the Collateral Manager on its behalf).

(m) The Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement or any other Loan Document or Related Document. The Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted by any Person under any Loan Document or Related Document. The Collateral Administrator shall not be responsible to any Person for any recitals, statements, information, representations or warranties regarding the Borrower or the Collateral or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of thereof or any such other document or the financial condition of any Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions related to any Person or the existence or possible existence of any Default or Event of Default. The Collateral Administrator shall not have any obligation whatsoever to any Person to assure that any Collateral exists or is owned by any Person or is cared for, protected or insured or that any liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available with respect thereto.

(n) The Collateral Administrator shall not be deemed to have notice of any amendment or modification of a Collateral Asset unless the Collateral Administrator receives written notice thereof (which notice may be via email, it being understood that email notification notifying the Collateral Administrator that such amendment or modification has been posted to the data room to which the Collateral Administrator has been granted access shall constitute notice for this purpose).

Section 14.04 Compensation and Reimbursement of Collateral Administrator.

(a) The Borrower agrees to pay, and the Collateral Administrator shall be entitled to receive, as compensation for the Collateral Administrator’s performance of the duties called for herein, the amounts set forth in the Collateral Administration and Agency Fee Letter.

(b) The Borrower agrees to pay or reimburse to the Collateral Administrator upon its request from time to time all reasonable and documented costs, disbursements, advances, and expenses (but limited, in the case of legal fees and expenses, to the reasonable fees and expenses of one firm of outside legal counsel, plus, if necessary, one additional local counsel) incurred in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Collateral Administrator of its duties and services under this Agreement (including costs and expenses of any action deemed necessary by the Collateral Administrator to collect any amounts owing to it under this Agreement).

(c) All payments hereunder, including, but not limited to indemnities, shall be paid in accordance with Section 9.01.

Section 14.05 Resignation and Removal; Appointment of Successor.

(a) Notwithstanding anything to the contrary contained in this Agreement (including clauses (b) and (c) below), no resignation or removal of the Collateral Administrator and no appointment of a successor Collateral Administrator pursuant to this Article XIV shall become effective until the acceptance of such appointment by the successor Collateral Administrator under Section 14.06 and the assumption by such successor Collateral Administrator of the duties and obligations of the Collateral Administrator hereunder.

(b) The Collateral Administrator may resign at any time by giving written notice thereof to the Borrower, the Administrative Agent, the Collateral Manager and the Lenders not less than thirty (30) days prior to such resignation.

(c) The Collateral Administrator may be removed at any time by the Administrative Agent (i) upon thirty (30) days’ notice (with the prior written consent of the Collateral Manager) or (ii) at any time if (A) an Event of Default shall have occurred and be continuing, or (B) the Collateral Administrator shall become incapable of acting or shall become the subject of an Insolvency Event. Notice of any such removal shall be sent by the Administrative Agent to the Collateral Administrator, the Borrower, the Lenders and the Collateral Manager.

(d) The Collateral Administrator may be removed at any time by the Collateral Manager upon thirty (30) days’ notice (with the prior written consent of the Administrative Agent).

(e) If the Collateral Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Administrator for any reason (other than resignation), the Borrower shall, promptly after becoming aware of such resignation, removal, incapacity or vacancy, appoint a successor collateral administrator by written instrument, executed by a Responsible Officer of the Borrower, one copy of which shall be delivered to the retiring Collateral Administrator and one copy to the successor Collateral Administrator, together with a copy to the Administrative Agent and the Lenders; provided that such successor Collateral Administrator shall be appointed only upon the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) and, so long as no Collateral Manager Default shall have occurred and be continuing, the Collateral Manager (in each case which consent shall not be unreasonably withheld, conditioned or delayed). In the case of a resignation by the Collateral Administrator, if no successor Collateral Administrator shall have been appointed and an instrument of acceptance by a successor Collateral Administrator shall not have been delivered to the resigning or removed Collateral Administrator and the Administrative Agent within thirty (30) days after the giving of such notice of resignation or removal, the Administrative Agent may appoint a successor Collateral Administrator or the resigning or removed Collateral Administrator may petition any court of competent jurisdiction at the expense of the Borrower to appoint a successor Collateral Administrator.

Section 14.06 Acceptance and Appointment by Successor.

Each successor Collateral Administrator appointed hereunder shall execute, acknowledge and deliver to the Borrower, the Collateral Manager, the Administrative Agent, the Lenders and the retiring Collateral Administrator an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Administrator shall become effective and such successor Collateral Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Administrator; but, on request of the Borrower, the Collateral Manager, the Administrative Agent or the successor Collateral Administrator, such retiring Collateral Administrator shall (i) execute and deliver an instrument transferring to such successor Collateral Administrator all the rights, powers and trusts of the retiring Collateral Administrator and (ii) execute and deliver such further documents and instruments and take such further action as may be reasonably requested in order to effect the transfer of the rights, powers, duties and obligations of the Collateral Administrator hereunder. Upon request of any such successor Collateral Administrator, the Borrower shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Administrator all such rights, powers and trusts.

Section 14.07 Merger, Conversion, Consolidation or Succession to Business of Collateral Administrator.

Any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder, without the execution or filing of any document or any further act on the part of any of the parties hereto.

Section 14.08 Reporting.

(a) The Collateral Administrator shall deliver to the Administrative Agent, the Collateral Manager and the Borrower, on each Business Day, commencing no later than the day that is 7 Business Days after the Closing Date, a Daily Report, determined as of the close of business on the immediately preceding Business Day regarding the Collateral Assets. Subject to Section 14.08(c) and (d), each item in the Daily Report shall be reported by the Collateral Administrator, based upon the Eligible Collateral Asset Information provided to it by the Borrower or the Collateral Manager, upon which the Collateral Administrator may conclusively rely. Following the delivery by the Collateral Administrator to the Borrower and the Collateral Manager of the Daily Report, the Collateral Manager shall review and verify the contents of the Daily Report and to the extent any of the information in such reports, instructions, statements and certificates conflicts with data or calculations in the records of the Collateral Manager, the Collateral Manager shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Agent in reconciling such discrepancy.

(b) The Collateral Administrator shall prepare (based on information provided to it by the Collateral Manager, the Administrative Agent and the Lenders as set forth herein) a Payment Date Report determined as of the close of business on each Determination Date and make available such Payment Date Report to the Administrative Agent, the Collateral Agent, each Lender, the Borrower and the Collateral Manager on each Reporting Date. If any party receiving any Payment Date Report disagrees with any items of such report, it shall contact the Collateral Administrator and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Administrative Agent) a copy of such notice and information to the Administrative Agent and the Collateral Manager. Unless the Collateral Administrator is otherwise timely directed by the Administrative Agent, the Collateral Administrator shall distribute a revised Payment Date Report on the Business Day after it receives such information. If the Collateral Administrator is directed by the Administrative Agent that the Collateral Administrator should not make such correction, the Collateral Administrator shall (within one Business Day) contact the Administrative Agent and request instructions on how to proceed. The Administrative Agent’s reasonable determination with regard to any disputed item in the Payment Date Report shall be final.

(c) The Collateral Manager shall cooperate with the Collateral Administrator in connection with the preparation of the Collateral Reports and any supplement thereto. Without limiting the generality of the foregoing, the Collateral Manager shall supply any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Collateral Report, (i) subject to the following clause (ii), the Collateral Manager shall be responsible for providing the Collateral Administrator the information required for such Collateral Report and (ii) the Administrative Agent shall be responsible for providing to the Collateral Administrator the information required by Section 2.08 for such Collateral Report on which the Collateral Administrator may conclusively rely. The Collateral Manager and the Administrative Agent shall review and verify the contents of the aforesaid reports (including the Collateral Reports), instructions, statements and certificates. Upon receipt of approval from the Collateral Manager and the Administrative Agent, the Collateral Administrator shall send such reports, instructions, statements and certificates to the Borrower and the Collateral Manager for execution.

(d) The Administrative Agent or the Collateral Manager may at any time deliver a Collateral Dispute Notice to the Collateral Administrator, the Borrower and, as applicable, the Administrative Agent or the Collateral Manager. Upon delivery of any Collateral Dispute Notice, the Collateral Manager and the Administrative Agent shall promptly consult each other regarding the information or determination so disputed. In the case of a Collateral Dispute Notice delivered by the Administrative Agent, the corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under this Agreement) until such time as the Collateral Manager and the Administrative Agent agree in writing that such dispute has been resolved or the Administrative Agent withdraws in writing such Collateral Dispute Notice. In the case of a Collateral Dispute Notice delivered by the Collateral Manager, the corrected information shall not control for any purpose under this Agreement until such time as the Administrative Agent agrees in writing that it does.

Section 14.09 Certain Duties of Collateral Administrator Related to Delayed Payment of Proceeds.

In the event that in any month the Collateral Administrator shall not have received any payment (or is unable to identify whether any payment consists of Principal Proceeds or Interest Proceeds) with respect to any Collateral Asset pursuant to the applicable Underlying Instruments, (a) the Collateral Administrator shall promptly notify the Administrative Agent, the Borrower and the Collateral Manager and (b) unless within three (3) Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Collateral Custodian (or such Collections shall have been identified), the Collateral Manager shall request the applicable obligor or designated paying agent, as applicable, to make such payment (or identify such Collections) as soon as practicable after such request but in no event later than three (3) Business Days after the date of such request. In the event that such payment is not made (or such Collections are not identified) within such time period, the Collateral Administrator, subject to the provisions of this Article XIV, shall take such reasonable action at the Borrower’s expense as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Agreement. All Collections that the Collateral Administrator is unable to identify as Principal Proceeds or Interest Proceeds shall be held in the applicable Collection Account.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BALD EAGLE FUNDING LLC, as Borrower

By:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joseph Thomas
Name: Joseph Thomas
Title: Director

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph Thomas
Name: Joseph Thomas
Title: Director

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Azeneth Olvera-Bravo
Name: Azeneth Olvera-Bravo
Title: Senior Trust Officer

[Signature Page to Credit Agreement]

CITIBANK, N.A., as Collateral Custodian

By:	/s/ Azeneth Olvera-Bravo
Name: Azeneth Olvera-Bravo
Title: Senior Trust Officer

[Signature Page to Credit Agreement]

VIRTUS GROUP, LP, as Collateral Administrator

By:	Rocket Partners Holdings, LLC, its General Partner

By:	/s/ Lisa Hightower
Name: Lisa Hightower
Title: Authorized Signatory

[Signature Page to Credit Agreement]

ANNEX A

ADVANCE RATES

Asset Type	Advance Rates*

First Lien Bank Loans that are not Caa/CCC Assets	75.0% (or, during a Leverage Step Up Period solely with respect to Permitted CLO Transferred Assets, 90.0%)

First Lien Bank Loans that are Caa/CCC Assets	60.0% (or, during a Leverage Step Up Period solely with respect to Permitted CLO Transferred Assets, 90.0)

Second Lien Bank Loans	40.0% (or, during a Leverage Step Up Period solely with respect to Permitted CLO Transferred Assets, 90.0%)

Senior Secured Bond	65.0% (or, during a Leverage Step Up Period solely with respect to Permitted CLO Transferred Assets, 90.0%)

Disqualified Participations	0%

Any Collateral Asset that is not an Eligible Collateral Asset on the date of determination	0%

*	At all times (x) Caa/CCC Assets in excess of the CCC/NR MTM Threshold will receive an Advance Rate of 40% and (y) Caa/CCC Assets in excess of the CCC/NR MTM Cap will receive an Advance Rate of 0%.

Annex A-1

ANNEX B

ELIGIBILITY AND PORTFOLIO CRITERIA

1.	Eligibility Criteria. A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if, unless waived by the Administrative Agent, as of any date of determination:

(a)	Such Collateral Asset is (i) a First Lien Bank Loan or Second Lien Bank Loan or (ii) a Senior Secured Bond;

(b)

Such Collateral Asset is priced on such date by at least two independent sources (as evidenced by data from the applicable Pricing Source and/or as evidenced by a quotation from an Approved Dealer or other nationally recognized dealer reasonably acceptable to the Administrative Agent); provided that, up to 7.5% of the Concentration Measure may consist of Eligible Collateral Assets that are priced as of such date by only one independent source (as evidenced by data from the applicable Pricing Source and/or as evidenced by a quotation from an Approved Dealer or other nationally recognized dealer reasonably acceptable to the Administrative Agent) so long as each such Eligible Collateral Asset does not have (1) a Moody’s Rating below “B3” or (2) an S&P Rating below “B-”;

(c)	The Purchase Price with respect to such Collateral Asset is at least 80%.

(d)	Such Collateral Asset is not a Defaulted Obligation;

(e)	Such Collateral Asset is denominated in Dollars;

(f)

Such Collateral Asset has an S&P Rating or a Moody’s Rating; provided that, in either case, if such rating is a private or syndicate rating, such rating has been confirmed within the immediately preceding 12 months;

(g)

As of the related Cut-Off Date, such Collateral Asset is not a Caa/CCC Asset; (any asset that is a Caa/CCC Asset as of its related Cut-Off Date, a “Cut-Off Date Caa/CCC Asset”); provided, as of the related Cut-Off Date, up to 7.5% of the Concentration Measure may consist of Eligible Collateral Assets that are rated below “B-” but not lower than “CCC” by S&P or, if no S&P Rating is available, rated below “B3” but not lower than “Caa2” by Moody’s; provided further, that for the avoidance of doubt, except as otherwise provided in this Agreement, this limitation in clause 1(g) related to Cut-Off Date Caa/CCC Assets shall not be deemed to limit Caa/CCC Assets that are not Cut-Off Date Caa/CCC Assets;

(h)	Such Collateral Asset does not have an S&P Rating below “CCC” or a Moody’s Rating below “Caa2” (or, in each case, had such rating before such rating was withdrawn);

Annex B-1

(i)

The Related Security for such Collateral Asset is primarily located in a Permitted Jurisdiction (other than any Related Security that is in addition to the primary Related Security with respect to which such Collateral Asset was principally underwritten);

(j)	The obligor with respect to such Collateral Asset:

(i)	is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(ii)	is a legal operating entity, holding company or special purpose entity;

(iii)

to the knowledge of the Collateral Manager (after due inquiry to the extent consistent with commercially reasonable practices), has not entered into the Collateral Asset primarily for personal, family or household purposes;

(iv)	is not a Governmental Authority;

(v)	is domiciled in the United States, Canada, a Permitted Jurisdiction or, so long as such obligor’s primary business operations are in the United States, a Tax Jurisdiction;

(vi)

unless otherwise approved by the Administrative Agent in its sole discretion, is not (and has not been for at least two years) the subject of an Insolvency Event, and, as of the applicable Cut-Off Date, such obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, as determined by the Collateral Manager, unless approved in writing by the Administrative Agent in its sole discretion; and

(vii)	is not a Prohibited Client;

(k)	The original aggregate loan facility amount corresponding to such Collateral Asset is at least $250,000,000 (including all tranches and drawn and undrawn commitments secured by the same collateral);

(l)	The par amount of such Collateral Asset owned by the Borrower does not exceed 10% of the then-current tranche size with respect to such Collateral Asset;

(m)	Such Collateral Asset is not an Equity Security and is not convertible into an Equity Security;

(n)	Such Collateral Asset is not margin stock;

(o)	Such Collateral Asset is not a Deferrable Collateral Asset unless it is a Permitted Deferrable Collateral Asset;

(p)	Such Collateral Asset is not a Structured Finance Security or a zero coupon loan;

Annex B-2

(q)	Such Collateral Asset has a term to stated maturity that does not exceed (i) with respect to any First Lien Bank Loan, 7 years or (ii) with respect to any Second Lien Bank Loan, 8 years;

(r)	Such Collateral Asset is not primarily secured by real estate and is not a construction loan;

(s)

Other than a Delayed Draw Asset, such Collateral Asset is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Borrower;

(t)	The obligor with respect to such Collateral Asset is not an Affiliate of the Borrower, the Borrower Parent or the Collateral Manager;

(u)

Such Collateral Asset contains only customary restrictions on transferability or assignment and is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to such customary qualifications for instruments similar to such Collateral Asset (i) to the Administrative Agent, (ii) to any assignee of the Administrative Agent permitted or contemplated under this Agreement, (iii) to any Person at any foreclosure or strict foreclosure sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (iv) to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the UCC);

(v)

The Underlying Instruments for such Collateral Asset do not contain confidentiality provisions that restrict the ability of the Administrative Agent to exercise its rights under the Loan Documents, including, without limitation, its rights to review such debt obligation, the Underlying Instrument and related documents and credit approval file;

(w)	The acquisition of such Collateral Asset is not in violation of Regulations T, U or X of the FRB;

(x)	Such Collateral Asset is not a DIP Loan;

(y)

Such Collateral Asset provides for (i) periodic payments of a portion of accrued and unpaid interest in cash on a current basis, no less frequently than semi-annually and (ii) a fixed amount of principal payable in cash no later than its stated maturity;

(z)

Sufficient information is provided by the obligor and any applicable rating agencies in respect of such Collateral Asset pursuant to the Underlying Instrument for the calculation and monitoring of whether a Collateral Asset Trigger Event has occurred in relation to such Collateral Asset;

Annex B-3

(aa)

Such Collateral Asset, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related obligor enforceable against such obligor in accordance with its terms (subject to reasonable and customary conditions), (ii) is not subject to any litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense against the holder thereof or any assignee;

(bb)	Such Collateral Asset and any related collateral comply in all material respects with all Applicable Law;

(cc)

To the knowledge of the Borrower, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or pledge by the Borrower of such loan and any related collateral have been duly obtained, effected or given and are in full force and effect;

(dd)	Other than a Closing Date Participation Interest, such Collateral Asset is not a participation interest in all or a portion of a loan;

(ee)

(i) The Borrower has good and marketable title to, and is the sole owner of, such Collateral Asset and (ii) the Borrower has granted to the Administrative Agent a valid and perfected first priority security interest in the Collateral Asset, for the benefit of the Secured Parties (subject to Permitted Liens);

(ff)

The acquisition of such Collateral Asset does not cause the Borrower or the assets constituting the Collateral to be required to be registered as an investment company under the Investment Company Act;

(gg)

Such Collateral Asset is not subject to withholding tax (other than withholding taxes on amendment, waiver, consent and extension fees, letter of credit fees, commitment fees and other similar fees) unless the obligor thereon is required under the terms of the related Underlying Instruments to make “gross up” payments that cover the full amount of such withholding tax on an after tax basis;

(hh)	[Reserved];

(ii)	Such Collateral Asset has not been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(jj)	No selection procedure adverse to the interests of the Secured Parties was utilized by the Collateral Manager in the selection of such Collateral Asset for inclusion in the Collateral;

(kk)	Such Collateral Asset is either (i) not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code or (ii) Registered;

Annex B-4

(ll)	As of the applicable Cut-Off Date, the Borrower has no knowledge of any fact which should lead it to expect that such Collateral Asset will not be paid in full;

(mm)	Such Collateral Asset was originated without any fraud or material misrepresentation by the Borrower or, to the best of the Borrower’s knowledge, any unaffiliated third party; and

(nn)	The proceeds of such Collateral Asset will not be used to finance the activities of a Prohibited Client.

Annex B-5

2.	Portfolio Criteria

(a)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Bank Loans may not exceed 5.0% of the sum of (x) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus (y) amounts on deposit in the Principal Collection Account.

(b)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are fixed rate Collateral Assets may not exceed 5.0% of the Concentration Measure.

(c)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that pay interest less frequently than quarterly may not exceed 15.0% of the Concentration Measure.

(d)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are First Lien Bank Loans with respect to a single obligor may not exceed 3.5% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets with respect to up to three obligors may each be up to 4.0% of the Concentration Measure.

(e)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Bank Loans with respect to a single obligor may not exceed 2.0% of the Concentration Measure.

(f)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors that are in a single Industry Category may not exceed 12.0% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors that are in up to three Industry Categories (other than Energy: Oil, Gas and Consumable Fuels, Materials: Metals & Mining, Utilities: Electric, Gas and Multi, or Consumer Discretionary Distribution & Retail Industries) may be up to 15.0% of the Concentration Measure with respect to three such Industry Categories.

(g)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are domiciled in a Permitted Jurisdiction (other than the United States and Canada) may not exceed 15.0% of the Concentration Measure.

(h)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are domiciled in any one Permitted Jurisdiction (other than the United States and Canada) may not exceed 5.0% of the Concentration Measure.

(i)

The sum of the aggregate Unfunded Exposure Amount and Aggregate Adjusted Principal Balance of the aggregate Unfunded Exposure Amount of Delayed Draw Assets, may not exceed 5.0% of the Concentration Measure.

(j)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Senior Secured Bonds may not exceed 5.0% of the Concentration Measure.

Annex B-6

(k)	The Aggregate Principal Balance of all Eligible Collateral Assets that are Permitted Deferrable Collateral Assets may not exceed 5.0% of the Concentration Measure.

Domicile of Obligors. For purposes of this Annex B, the domicile jurisdiction for any obligor domiciled in a tax haven jurisdiction (Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands, the Marshall Islands or any other jurisdiction deemed acceptable by the Collateral Manager) shall be deemed to be the jurisdiction of its headquarters or in which a substantial portion of its operations is located or in which a substantial portion of its revenue or value is derived (each as determined in good faith by the Collateral Manager), in each case either directly or through subsidiaries. The domicile jurisdiction for any obligor will be determined by the Collateral Manager, subject to the rights of the Administrative Agent to dispute such determination.

Annex B-7

3.	Prohibited Clients

	(a)	Anonymous Accounts

	(b)	Arctic: Oil and gas exploration or production in the Arctic (via project or asset specific finance)

	(c)	Child Labor, Forced Labor, Human Trafficking

	(d)	Countries Closed for Business

	(e)	Cryptocurrency / Cryptocurrency Businesses

	(f)	Gaming Entities (Unlicensed or Unregulated)

	(g)	Illegal Purpose

	(h)	Individuals who are Employed by Embassies, Consulates or Permanent Missions of Sanctioned Countries

	(i)	Manufacturers of Military Style Firearms Made Available for Civilian Use (Prohibited for credit relationships except as described in the applicable supplement)

	(j)	Marijuana Related Businesses (“MRB”) (Prohibited: U.S. Direct MRBs and Non-U.S. Direct MRBs operating in violation of applicable law)

	(k)	Non-Operating Bearer Share Entities

	(l)	Payable Through Accounts

	(m)	Predatory Lenders

	(n)	Private Prisons and Detention Centers (U.S. Only)

	(o)	Entities or Individuals subject to Sanctions (including OFAC Sanctions)

	(p)	Shell Banks

	(q)	Speculative Purposes (with no clear source of repayment)

	(r)	Transactions Designed to Manipulate Financial Results

Annex B-8

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Total Commitment as of the Closing Date	Applicable Percentage
Bank of America, N.A.	$500,000,000	100.000000000%
Total	$500,000,000	100.000000000%

Sched. 2.01-1

SCHEDULE 2.08

[RESERVED]

Sched. 2.08

SCHEDULE 5.07

CERTAIN CONTRACTUAL OBLIGATIONS

[None]

Sched. 5.07

SCHEDULE 5.14

IDENTIFICATION INFORMATION OF BORROWER

Borrower
Legal Name:	Bald Eagle Funding LLC
Identification Number:	20260276018
Jurisdiction of Organization:	Delaware
Registered Office:	c/o/ Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808
Place of Business	New York
Former Legal Name:	N/A
Collateral Manager Place of Business/ Chief Executive Office:	9 West 57th Street, 41st Floor, New York, NY 10019
U.S. Taxpayer Identification Number:	86-1950548

Sched. 5.14-1

SCHEDULE 7.06

CLOSING DATE COLLATERAL ASSETS

[Distributed separately]

Sched. 7.06-1

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

Bald Eagle Funding LLC

c/o Apollo Debt Solutions BDC

9 West 57th Street, 41st Floor

New York, New York 10019

Attention: Kristin Hester

Email: ADSFinance@Apollo.com; RegulatedFundsLegal@Apollo.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

Gateway Village 900 Building

900 W Trade St.

NC1-026-05-41

Charlotte, North Carolina 28255

Attn: CAF Loan Trade Support

Tel: 980-386-1033

Fax: 704-719-5385

E-mail address: dg.baml-trs-loan-ops@bofa.com

Administrative Agent’s Office

(PRIVATE Credit Contact):

Bank of America, N.A.

CAF Asset Team

One Bryant Park– NY1-100-14-01

New York, New York 28255

Tel: 646-855-6032

E-mail address: dg.caf_asset_team@bofa.com

Payment Instructions

USD

Bank: Bank of America N.A.

ABA: 026009593

Account Name: BANA USD – LOAN TRADE SUPPORT

Acct. No.: 325077102522

Ref.: BALD EAGLE FUNDING LLC

Sched. 11.02-1

COLLATERAL AGENT:

CITIBANK, N.A.

388 Greenwich Street

New York, New York

Attention: Agency & Trust – BALD EAGLE FUNDING LLC

Email: azeneth.olverabravo@citi.com or call (888) 855-9695 to obtain the

Citibank, N.A. account manager’s email address

COLLATERAL CUSTODIAN:

For delivery of any possessory collateral:

CITIBANK, N.A.

399 Park Avenue

Level “B” – Securities Vault

New York, NY 10022

Attention: Mr. Keith Whyte – BALD EAGLE FUNDING LLC

Telephone: (212) 559-1207

All physical securities must be sent by trackable courier service (e.g. UPS or Federal Express) and, otherwise:

CITIBANK, N.A.

388 Greenwich Street

New York, New York

Attention: Agency & Trust – BALD EAGLE FUNDING LLC

Email: azeneth.olverabravo@citi.com or call (888) 855-9695 to obtain the

Citibank, N.A. account manager’s email address

COLLATERAL ADMINISTRATOR:

Virtus Group, LP

347 Riverside Avenue

Jacksonville, Florida 32202

Attention: BALD EAGLE FUNDING LLC

Email: BaldEagleFundingLLC@fisglobal.com

and, unless such notice is in respect of the Collateral Assets, to the above address with a copy to:

FIS

347 Riverside Avenue

Jacksonville, Florida 32202

Attention: Chief Legal Officer

Sched. 11.02-2

EXHIBIT A

FORM OF LOAN NOTICE

Date:     ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among BALD EAGLE FUNDING LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, CITIBANK, N.A., as Collateral Agent and as Collateral Custodian and VIRTUS GROUP, LP, as Collateral Administrator.

1.	The [Collateral Manager, on behalf of the ]Borrower, hereby requests (select one):

☐ A	Borrowing of Loans ☐ A conversion of Loans

1.	On (a Business Day).

2.	In the amount of [USD].

3.	Comprised of .
[Type of Loan requested]

2.	The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

3.

The Borrower [or the Collateral Manager, as applicable,] hereby certifies that the conditions specified in Section 4.02 of the Agreement will be satisfied on and as of the date of the applicable Borrowing.

[Remainder of page intentionally left blank.]

Exh. A-1

[•], as [Borrower] [Collateral Manager]

By:

Name:

Title:

Exh. A-2

EXHIBIT B-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exh. B-1-1

1.	Assignor[s]:

[For each Assignor, indicate [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Bald Eagle Funding LLC, a Delaware limited liability company

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of March 9, 2026, among the Borrower, the Lenders from time to time party thereto, the Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Amount of Commitment Assigned		Aggregate Amount of Commitment for all Lenders[7]		Percentage Assigned of Commitment[8]
		$	_________	$	_______________	____________	%
		$	_________	$	_______________	____________	%
		$	_________	$	_______________	____________	%

[7.	Trade Date: ][9]

Effective Date:           , 20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exh. B-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exh. B-1-3

BALD EAGLE FUNDING LLC, as Borrower

By:
Name:
Title:

Exh. B-1-4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement, including Section 11.06(b)(v) thereof (subject to such consents, if any, as may be required under Section 11.06(b)(iii) thereof), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) it is not a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exh. B-1-5

[THE][EACH] ASSIGNEE, BY CHECKING THE BOX BELOW, (I) ACKNOWLEDGES THAT IT IS REQUIRED TO BE AN APPROVED LENDER AT THE TIME IT BECOMES A LENDER AND ON EACH DATE ON WHICH A BORROWING IS MADE UNDER THE CREDIT AGREEMENT AND (II) REPRESENTS AND WARRANTS TO [THE][EACH] ASSIGNOR, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT [THE][EACH] ASSIGNEE IS AN APPROVED LENDER:

☐  BY CHECKING THIS BOX, [THE][EACH] ASSIGNEE REPRESENTS AND WARRANTS THAT IT IS AN APPROVED LENDER.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exh. B-1-6

EXHIBIT B-2

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the “Proposed Lender”), Bald Eagle Funding, LLC, a Delaware limited liability company (the “Borrower”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Agreement is being executed and delivered under the Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”) and Virtus Group, LP, as collateral administrator (in such capacity, the “Collateral Administrator”); and

WHEREAS, the Proposed Lender wishes to become a Lender party to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Collateral Manager and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (the “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c) By executing and delivering this Joinder Agreement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Loans made under the Credit Agreement, the Collateral or the financial condition of the

Exh. B-2-1

Borrower Parent, the Collateral Manager or the Borrower, or the performance or observance by the Borrower Parent, the Collateral Manager or the Borrower of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Credit Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Exh. B-2-2

SCHEDULE I TO

JOINDER AGREEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER AGREEMENT

Re: Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Bald Eagle Funding LLC, a Delaware limited liability company, as Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator

Item 1: Date of Joinder Agreement:          [•]

Item 2: Proposed Lender:              [•]

Item 3: Commitment                $[•]

Item 4: Signatures of Parties to Agreement:

Exh. B-2-3

BALD EAGLE FUNDING LLC, as Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[•], as Proposed Lender

By:
Name:
Title:

Exh. B-2-4

SCHEDULE II TO

JOINDER AGREEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

[•]

Attention: [•]

Phone: [•]

Wire Instructions:

[•]

ABA No.: [•]

Account Name: [•]

A/C No.: [•]

SWIFT Code: [•]

Reference: [•]

Exh. B-2-5

SCHEDULE III TO

JOINDER AGREEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:

[BORROWER ADDRESS]

[COLLATERAL MANAGER ADDRESS]

[PROPOSED LENDER ADDRESS]

[COLLATERAL AGENT ADDRESS]

The undersigned, as Administrative Agent under the Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among Bald Eagle Funding LLC, a Delaware limited liability company, as Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date for [•] will be [•] with a Commitment of $[•].

Very Truly Yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exh. B-2-6

EXHIBIT B-3

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[ATTACHED]

Exh. B-3-1

1 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L 1. Information as of date (enter date): 2. Borrower or Deal Name: 3. Legal Name of Lender of Record for Signature Page: Markit Entity Identifier (MEI) #: Fund Manager Name (if applicable): Legal Address from Tax Document of Lender of Record: Country: Address: City: State/Province: Postal Code: 4. Domestic Funding Address: 5. Eurodollar Funding Address (if different than #4): Street Address: Street Address: Suite/ Mail Code: Suite/ Mail Code: City: State: City: State: Postal Code: Country: Postal Code: Country: 6. Lender’s Contact Information: Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s)). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws. Primary Credit Contact: Secondary Credit Contact: First Name: First Name: Middle Name: Middle Name: Last Name: Last Name: Title: Title: Street Address: Street Address: Suite/Mail Code: Suite/Mail Code: City: City: State: State: Postal Code: Postal Code: Country: Country: Office Telephone #: Office Telephone #: Office Facsimile #: Office Facsimile #: Work E-Mail Address: Work E-Mail Address: SyndTrak E-Mail Address: NOV 2016

2 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L SyndTrak E-Mail Address: Additional SyndTrak User Access: Enter E-Mail Addresses of any respective contact who should have access to SyndTrak below. SyndTrak E-Mail Addresses: Primary Operations Contact: Secondary Operations Contact: First: MI: Last: First: MI: Last: Title: Title: Street Address: Street Address: Suite/ Mail Code: Suite/ Mail Code: City: State: City: State: Postal Code: Country: Postal Code: Country: Telephone: Facsimile: Telephone: Facsimile: E-Mail Address: E-Mail Address: SyndTrak E-Mail Address: SyndTrak E-Mail Address: Does Secondary Operations Contact need copy of notices? YES NO Operations Closer Contact: First: MI: Last: Title: Street Address: Suite/ Mail Code: City: State: Postal Code: Country: Telephone: Facsimile: E-Mail Address: Letter of Credit Contact: Draft Documentation Contact or Legal Counsel: First: MI: Last: First: MI: Last: Title: Title: Street Address: Street Address: Suite/ Mail Code: Suite/ Mail Code: City: State: City: State: Postal Code: Country: Postal Code: Country: Telephone: Facsimile: Telephone: Facsimile: E-Mail Address: E-Mail Address:

3 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L 7. Currencies and Jurisdictions in Transaction: PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION: PLEASE CHECK BOX IF YOUR INSTITUTION IS LICENSED TO FUND TO BORROWERS LOCATED IN THE FOLLOWING COUNTRIES: 8. Lender’s Payment Instructions: Please input payment instructions for each respective currency referenced within Section 6 above in fields below. If your respective institution is unable to fund any of the above currencies, please inform e-mail recipient identified in Section 1 of this Administrative Questionnaire Form immediately. If submitting payment instructions under separate cover, please identify below. Are Lender Payment Instructions attached separately? YES NO If NO, please complete payment instructions on next page.

4 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L Currency: US Dollars Currency: Bank Name: Bank Name: ABA #: SWIFT #: City: State: Country: Account #: Account #: Account Name: Account Name: Attention: FCC Account #: FCC Account Name: Attention: Currency: Bank Name: SWIFT #: Currency: Country: Bank Name: Account #: SWIFT #: Account Name: Country: FCC Account #: Account #: FCC Account Name: Account Name: Attention: FCC Account #: FCC Account Name: Currency: Attention: Bank Name: SWIFT #: Currency: Country: Bank Name: Account #: SWIFT #: Account Name: Country: FCC Account #: Account #: FCC Account Name: Account Name: Attention: FCC Account #: FCC Account Name: Currency: Attention: Bank Name: SWIFT #: Country: Currency: Account #: Bank Name: Account Name: SWIFT #: FCC Account #: Country: FCC Account Name: Account #: Attention: Account Name: FCC Account #: FCC Account Name: Attention:

5 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L

5
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL

CONFIDENTIAL

NOV
2016
Bank of America

ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L 9. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable): Pay to: Bank Name: ABA #: City: State: Account #: Account Name: Attention: Use Lender’s US Dollars Wire Payment Instructions in Section #8 above? YES NO 10. Lender’s Organizational Structure and Tax Status Please refer to the enclosed withholding tax instructions below and then complete this section accordingly: Lender Taxpayer Identification Number (TIN): - Tax Withholding Form Delivered to Bank of America (check applicable one): W-9 W-8BEN W-8BEN-E W-8ECI W-8EXP W-8IMY Tax Contact: First: MI: Last: Title: Street Address: Suite/ Mail Code: City: State: Postal Code: Country: Telephone: Facsimile: E-Mail Address: SyndTrak E-Mail Address: NON–U.S. LENDER INSTITUTIONS 1. Corporations: If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

2 ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY) C ONF I DE NTI A L A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. 2. Flow-Through Entities If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please refer to the instructions when completing this form. U.S. LENDER INSTITUTIONS: If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding. *Additional guidance and instructions as to where to submit this documentation can be found at this link IRS Tax Form Tool Kit.pdf 11. Bank of America’s Payment Instructions: Input or attach Bank of America’s payment instructions for each respective currency referenced within Section 7 above. US DOLLAR ONLY Payment Instructions: Pay to: Bank of America, N.A. ABA # 026009593 New York, NY Account #: 1366072250600 Attn: Wire Clearing Acct for Syn Loans - LIQ Ref: Foreign Currency Payment Instructions: Foreign Currency Payment Instruction

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

☐	Check for distribution to PUBLIC and Private side Lenders[1]

Date:    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) and as collateral custodian (in such capacity, the “Collateral Custodian”) and Virtus Group, LP, as collateral administrator (in such capacity, the “Collateral Administrator”).

The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that:

[Use following paragraph for Payment Date Reports]

1. The Borrower has the Payment Date Report for the month of the Borrower ended as of the above date. Such Payment Date Report is true, accurate and complete in every material respect.

[Use following paragraphs for annual reports]

1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the annual financial statements delivered pursuant to Section 6.01(a) of the Agreement.

2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its material obligations under the Loan Documents, and

[select one:]

[1]	If this is not checked, this certificate will only be posted to Private side Lenders.

Exh. C-1

[to the knowledge of the undersigned, no Default, Event of Default, Unmatured Collateral Manager Termination Event or Collateral Manager Termination Event has occurred and is continuing.]

[—or—]

[to the knowledge of the undersigned, during such fiscal period the following Defaults occurred and the following is a list of each such Default and its nature and status:]

[Use following paragraphs for Interest Coverage Ratio calculations]

1. The Interest Coverage Ratio calculation required by Section 6.02(b) of the Agreement is set out below:

(1) All Interest Collections received by the Borrower with respect to Collateral Assets during such Interest Period	$	__________________.____
(2) Sum of (i) all Interest accrued during such Interest Period and (ii) all Commitment Fees and other fees under Section 2.07 or otherwise that have accrued during such Interest Period	$	__________________.____
(3) Interest Coverage Ratio = ((1) divided by (2))	$	__________________.____

2. The Interest Coverage Test is satisfied after giving effect to any actions being contemplated in connection with the delivery of this Compliance Certificate.

[Use following paragraphs for all reports]

3. The representations and warranties of the Borrower Parent contained in Section 4.01 of the Sale Agreement, the representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 5.05(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section ??6.01(a) and (b), respectively, of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as Responsible Officer as of the date first set forth above, in his/her capacity as an officer of Borrower and not in his/her individual capacity.

Exh. C-2

BALD EAGLE FUNDING LLC

By:
Name:
Title:

Exh. C-3

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group LP, as Collateral Administrator.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. D-1-1

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. D-2-1

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group LP, as Collateral Administrator.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. D-3-1

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881I(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. D-4-1

EXHIBIT E-1

[RESERVED]

Exh. E-1-1

EXHIBIT E-2

[RESERVED]

Exh. E-2-1

EXHIBIT F

FORM OF NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to    or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 9, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon written demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Remainder of page intentionally left blank.]

Exh.F-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BALD EAGLE FUNDING LLC, a Delaware limited liability company

By:
Name:
Title:

Exh. F-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh. F-3

EXHIBIT G

[Reserved]

Exh. G-1

EXHIBIT H

FORM OF NOTICE OF LOAN PREPAYMENT

Date:       ,     1

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian and Virtus Group, LP, as Collateral Administrator.

The Borrower hereby requests to prepay2:

Indicate: Requested Amount	Indicate: Currency	Indicate: Type

BALD EAGLE FUNDING LLC

By:
Name:
Title:

[1]

Note to Borrower. All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.

[2]	Note to Borrower. Complete a new row for each Borrowing being prepaid.

Exh. H-1

EXHIBIT I-1

FORM OF REQUEST FOR RELEASE AND RECEIPT

[For Servicing and Liquidation]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request for Release and Receipt is made in accordance with the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian, and Virtus Group, LP, as Collateral Administrator. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

The undersigned hereby acknowledges and agrees as follows:

(1)

Upon receipt of the Documents, the undersigned shall hold and retain possession of the Documents in trust for the benefit of the Collateral Agent, solely for the purposes provided in the Credit Agreement, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor; and

(2)

The undersigned represents that no Default, Event of Default, Unmatured Collateral Manager Termination Event or Collateral Manager Termination Event has occurred and is continuing, or if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor.

Date:

Exh. I-1-3

BALD EAGLE FUNDING LLC

By: APOLLO DEBT SOLUTIONS BDC, as Collateral Manager

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Collateral Manager Termination Event or a Collateral Manager Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. I-1-3

EXHIBIT I-2

FORM OF REQUEST FOR RELEASE AND RECEIPT

[Liquidated Collateral Assets and Optional Sales]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request for Release and Receipt is made in accordance with the Credit Agreement dated as of March 9, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bald Eagle Funding LLC, a Delaware limited liability company (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Citibank, N.A., as Collateral Agent and as Collateral Custodian, and Virtus Group, LP, as Collateral Administrator. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

With respect to the Collateral Assets related to the Documents:

1.

[Such Collateral Assets has or have been liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited have been or will be so deposited as required by the Credit Agreement][Such Collateral Assets have been sold in accordance with Section [2.15][2.18] of the Credit Agreement]; and

2.

No Default, Event of Default, Unmatured Collateral Manager Termination Event or Collateral Manager Termination Event has occurred and is continuing [(other than any Default or Unmatured Collateral Manager Termination Event which will be cured by the sale referenced in clause 1 above)], or, if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request.

Dated:

Exh. I-2-1

BALD EAGLE FUNDING LLC
By: APOLLO DEBT SOLUTIONS BDC, as Collateral Manager

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Collateral Manager Termination Event or a Collateral Manager Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. I-2-2